                           SECOND AMENDED AND RESTATED
                              DECLARATION OF TRUST

                           Second Amended and Restated
                              Declaration of Trust


RECITALS.....................................................................1
DECLARATION..................................................................1

ARTICLE I -THE TRUST.........................................................1

1.1 NAME.....................................................................1
1.2 LOCATION.................................................................2
1.3 NATURE OF TRUST..........................................................2
1.4 PURPOSES.................................................................2
1.6 TERM AND DISSOLUTION.....................................................2

ARTICLE II - DEFINITIONS.....................................................3

ARTICLE III - CAPITAL.......................................................14

3.1 CAPITAL CONTRIBUTION OF THE SPECIAL BENEFICIARY AND MANAGING TRUSTEE....14
3.2 CLASS A BENEFICIARIES; OFFERING OF CLASS B INTERESTS; BENEFICIARY
    INTERESTS...............................................................14
3.3 CAPITAL ACCOUNTS........................................................15
3.4 ADDITIONAL CAPITAL CONTRIBUTIONS........................................16

ARTICLE IV - TRUSTEES.......................................................16

4.1 THE TRUSTEES; LIABILITY FOR TRUST OBLIGATIONS...........................16
4.2 EXTENT OF MANAGING TRUSTEE POWERS AND DUTIES............................16
4.3 DELEGATION OF POWERS....................................................22
4.4 RELIANCE BY THIRD PARTIES...............................................22
4.5 LIMITATIONS ON THE EXERCISE OF POWERS OF MANAGING TRUSTEE...............22
4.6 LIABILITY FOR ACTS OR OMISSIONS AND INDEMNIFICATION.....................23
4.7 COMPENSATION OF TRUSTEES................................................24
4.8 RESIGNATION OF TRUSTEES.................................................25
4.9 REMOVAL OF TRUSTEES.....................................................26
4.10 CONSEQUENCES OF RESIGNATION OR REMOVAL.................................26
4.11 LIABILITY OF RESIGNED OR REMOVED TRUSTEE...............................27
4.12 CONTINUATION OF TRUST BUSINESS.........................................27
4.13 POWERS AND LIMITATIONS OF DELAWARE TRUSTEE.............................27

ARTICLE V - ADVISOR SERVICES AND COMPENSATION...............................28

5.1 COMPENSATION TO ADVISOR AND CERTAIN AFFILIATES..........................28
5.2 OTHER INTERESTS OF THE ADVISOR AND ITS AFFILIATES.......................30
5.3 OTHER TRANSACTIONS INVOLVING THE ADVISOR AND ITS AFFILIATES.............31

ARTICLE VI - TRUST BENEFICIARIES............................................31

6.1 ABSENCE OF CONTROL OVER TRUST BUSINESS..................................31
6.2 LIMITED LIABILITY.......................................................31
6.3 FIDUCIARY DUTY OF MANAGING TRUSTEE TO TRUST BENEFICIARIES...............32

ARTICLE VII - INVESTMENT OBJECTIVES AND POLICIES............................32

7.1 INVESTMENT OBJECTIVES AND POLICIES......................................32
7.2 ASSETS AND LESSEES......................................................32

7.3 SALES AND LEASES OF ASSETS FROM OR TO THE MANAGING TRUSTEE AND ITS
    AFFILIATES..............................................................32
7.4 LOANS TO OR FROM THE MANAGING TRUSTEE AND ITS AFFILIATES................33
7.5 JOINT INVESTMENTS.......................................................33
7.6 RESALES.................................................................35
7.7 IN-KIND DISTRIBUTIONS...................................................35
7.8 ROLL-UPS................................................................35
7.9 CHANGE IN INVESTMENT OBJECTIVE AND POLICIES.............................36

ARTICLE VIII - DISTRIBUTIONS AND ALLOCATIONS................................36

8.1 DISTRIBUTION OF DISTRIBUTABLE CASH......................................36
8.2 ALLOCATION OF PROFITS AND LOSSES........................................37
8.3 RECOURSE TO TRUST ASSETS ONLY...........................................38
8.5 SPECIAL PROVISIONS......................................................38

ARTICLE IX - TRANSFER OF INTERESTS..........................................42

9.1 WITHDRAWAL OF A BENEFICIARY.............................................42
9.2 ASSIGNMENT..............................................................42
9.3 SUBSTITUTION............................................................42
9.4 PROHIBITED ASSIGNMENT...................................................43
9.5 CHANGE OF STATUS OF BENEFICIARY.........................................44
9.6 RIGHT TO TENDER INTERESTS FOR REDEMPTION................................44
9.7 STATUS OF AN ASSIGNING BENEFICIARY......................................45
9.8 WITHDRAWAL OF SPECIAL BENEFICIARY; SUBSTITUTION.........................45

ARTICLE X - FISCAL MATTERS..................................................46

10.1 TITLE TO PROPERTY AND BANK ACCOUNTS....................................46
10.2 MAINTENANCE OF, AND ACCESS TO, BASIC TRUST DOCUMENTS...................46
10.3 FINANCIAL BOOKS AND ACCOUNTING.........................................47
10.4 TRUST EXPENSES.........................................................47
10.5 FISCAL YEAR............................................................49
10.6 REPORTS AND ACCOUNTING DECISIONS.......................................49
10.7 PARTNERSHIP CLASSIFICATION; FEDERAL TAX ELECTIONS......................51

ARTICLE XI - MEETINGS AND VOTING RIGHTS OF BENEFICIARIES....................51

11.1 MEETINGS...............................................................51
11.2 VOTING PROCEDURES; VOTING RIGHTS OF BENEFICIARIES......................52
11.3 VALUATION OF INTERESTS OF THE MANAGING TRUSTEE.........................53

ARTICLE XII - AMENDMENTS....................................................53

12.1 CERTAIN AMENDMENTS REQUIRING MAJORITY CONSENT..........................53
12.2 OTHER AMENDMENTS.......................................................53

ARTICLE XIII - POWER OF ATTORNEY............................................54

13.1 APPOINTMENT............................................................54
13.2 AMENDMENTS TO AGREEMENT................................................55
13.3 POWER COUPLED WITH AN INTEREST.........................................55
13.4 POWER OF ATTORNEY BY SUBSTITUTE BENEFICIARIES..........................55

ARTICLE XIV - GENERAL PROVISIONS............................................56

14.1 NOTICES, APPROVALS AND CONSENTS........................................56
14.2 FURTHER ASSURANCES.....................................................56

14.3 CAPTIONS...............................................................56
14.4 BINDING EFFECT.........................................................56
14.5 SEPARABILITY...........................................................56
14.6 INTEGRATION............................................................56
14.7 APPLICABLE LAW.........................................................57
14.8 COUNTERPARTS...........................................................57
14.9 CREDITORS..............................................................57
14.10 INTERPRETATION........................................................57
14.11 ARBITRATION; VENUE....................................................57

SCHEDULE A..................................................................59

                           SECOND AMENDED AND RESTATED
                              DECLARATION OF TRUST

                             AFG INVESTMENT TRUST A

      THE AMENDED AND RESTATED DECLARATION OF TRUST OF AFG INVESTMENT TRUST A made and agreed to by the Trustees and the Trust Beneficiaries as of February 26, 1992, as amended through the date hereof, is hereby amended and restated pursuant to this Second Amended and Restated Declaration of Trust dated as of July 15, 1997 to read in its entirety as follows (certain capitalized terms used and not otherwise defined herein shall have the respective meanings specified in
Article II):


                                    RECITALS

      A. A Certificate of Trust for the Trust has been filed in the Filing Office on February 26, 1992 in accordance with the Business Trust Act. The Trust has been created as a Delaware business trust to acquire a diversified portfolio of new and used capital equipment (the "Assets"). The business of the Trust will be controlled by the Managing Trustee for the benefit of the Trust Beneficiaries.

      B. The Managing Trustee may acquire, hold, invest and dispose of Trust Assets on behalf of the Trust in the manner provided in this Agreement.

      C. The beneficial interest in the Trust Assets shall be divided into units of beneficial interest (the "Interests"), as provided in this Agreement.

                                   DECLARATION

      NOW, THEREFORE, the Trustees hereby declare that they will hold all property of every type and description which they may acquire as trustees, together with the proceeds thereof, in trust, and carry on the business of the Trust for the benefit of the Trust Beneficiaries, in the manner and subject to the provisions of this Agreement.

                              ARTICLE I - THE TRUST

      1.1   Name.

      The name of the Trust shall be "AFG INVESTMENT TRUST A" and so far as may be practicable, the Managing Trustee shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" whenever used in this Agreement, except where the context otherwise requires) shall refer to the Trustees in their capacity as Trustees, and not individually or personally, and shall not refer to the Trust Beneficiaries or to the agents or employees of the Trust or of such Trustees. Should the Managing Trustee determine that the use of such name is not practicable, legal, or convenient in any jurisdiction, the Managing Trustee may use such other designation or adopt such other name for the Trust in such jurisdiction as the Managing Trustee deems proper and the Trust may hold property and conduct its activities under such designation or name, subject, however, to the limitations contained in Section 1.3.

      1.2   Location.

      The Trust shall maintain an office 98 North Washington Street, Boston, Massachusetts 02114, and may have such other offices or places of business as the Managing Trustee may from time to time determine as necessary or expedient.

      1.3   Nature of Trust.

      The Trust shall be of the type commonly termed a Delaware business trust. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general partnership, limited partnership, joint venture, corporation or joint stock company (provided, however, that the Trust shall be classified as a partnership for tax purposes, as provided in Section 10.7(a)). The Trust Beneficiaries shall be beneficiaries and their relationship to the Trustees shall be solely in that capacity in accordance with the rights conferred upon them hereunder.

      1.4   Purposes.

      The purposes of the Trust are to acquire, invest in, maintain, operate, lease, re-lease, finance, refinance, hold, encumber, manage, sell, exchange and otherwise in any manner deal with the Assets and to engage in the business contemplated by this Agreement. The Trust shall not engage in any other business or activity.

      1.5   Powers.

      In furtherance of its purposes, the Trust shall have the power:

      (a) to acquire, invest in, maintain, operate, lease, re-lease, finance, refinance, hold, encumber, sell, manage, exchange and otherwise deal in Assets situated in any location and to enter into Joint Ventures, and to make any Permitted Investments, in each case as deemed appropriate by the Managing Trustee;

      (b) subject to any applicable statutes and regulations, to borrow money from any lender to further the purposes of the Trust, to issue evidences of indebtedness in respect thereof and to secure the same by mortgage, pledge, grant of lien on, or other security interest in any Assets; and

      (c) to do all other things, carry on any activities and enter into, perform, modify, supplement or terminate any contracts necessary to, in connection with, or incidental to the furtherance of the purposes of the Trust, all so long as such things, activities and contracts may be lawfully done, carried on or entered into by the Trust under the laws of the State and the United States of America and any other jurisdictions whose laws may apply and under the terms of this Agreement.

      1.6   Term and Dissolution.

      The Trust shall continue in full force and effect until December 31, 2003, except that the Trust shall be dissolved, its affairs wound up, and its assets liquidated prior to such date upon:

      (a) the sale or other disposition of all or substantially all Assets unless the Managing Trustee elects to continue the Trust business for the purpose of the receipt and collection of any consideration to be received in exchange for Assets (which activities shall be deemed to be a part of such sale or other disposition and the winding-up of the affairs of the Trust);

      (b) the occurrence of any event as a result of which no Managing Trustee remains if the Trust is not reconstituted pursuant to Section 4.12;

      (c) the election to dissolve the Trust made in writing by the Managing Trustee with Majority Consent or, subject to compliance with Article XI, made by a Majority in Interest of the Beneficiaries without any action by the Managing Trustee;

      (d) the entry of a final decree of dissolution of the Trust by a court of competent jurisdiction; or

      (e) any other event which causes the dissolution or winding-up of the Trust under the Business Trust Act to the extent not otherwise provided for herein.

      In such event, the Managing Trustee shall liquidate the Assets and apply and distribute the proceeds thereof in accordance with Section 8.1(b). Notwithstanding the foregoing, if during liquidation the Managing Trustee shall determine that an immediate sale of all of the Assets would be impermissible, impractical or would cause undue loss to the Participants, the Managing Trustee may defer liquidation of, and withhold from distribution for a reasonable time, any Assets except those necessary to satisfy Trust debts and obligations. Upon completion of the winding-up of the Trust, the Managing Trustee (or its trustees, receivers or successors) shall cause the cancellation of the Certificate of Trust.

      During the period of dissolution and winding-up of the Trust, the Managing Trustee, or any other Person performing such actions, may exercise all of the powers granted to the Managing Trustee herein, and may adopt such plan, method or procedure as may be deemed reasonable in order to effectuate an orderly winding-up. If such functions shall be performed by a Person other than the Managing Trustee or an Affiliate, such Person shall be entitled to reasonable compensation from the Trust for his services.

      The Managing Trustee shall use its best efforts to cause the Trust to sell all of the Assets not later than the end of the tenth year following Final Closing, provided that market conditions existing at the time permit sale of the Assets on terms deemed reasonable by the Managing Trustee.

                            ARTICLE II - DEFINITIONS

      Whenever used in this Agreement, unless the context otherwise requires, the terms defined in this Article II shall have the following respective meanings:

      "Accountants" mean Ernst & Young, LLP, Boston, Massachusetts, or another nationally recognized firm of independent accountants selected for the Trust by the Managing Trustee.

      "Acquisition Expenses" means expenses (other than Acquisition Fees) incurred by any party attributable to selection and acquisition of Assets, whether or not acquired, including but not limited to legal fees and expenses, travel and communication expenses, costs of credit reports and appraisals, non-refundable option payments and accounting fees and expenses; provided, however, that Acquisition Expenses will not include any expenses described in
Section 10.4 that relate to the operation of the Trust rather than the selection and acquisition of Assets; and provided, further, that Acquisition Expenses will not include any expenses paid by an Affiliate of the Managing Trustee for which such Affiliate does not receive any reimbursement from the Trust.

      "Acquisition Fee" means any fee or commission paid by any party in connection with the selection, purchase, evaluation, construction, acquisition, initial leasing or operation, and initial arrangement for leasing or placing in service of any Asset by the Trust, however designated and however treated for tax or accounting purposes, but not including any Acquisition Expenses.

      "Adjusted Class A Investment" means, on an aggregate basis for all Class A Interests, an amount equal to (a) the sum of (i) $25 per Class A Interest owned by all Class A Beneficiaries and (ii) the amount by which all Distributions made to the Class A Beneficiaries in the aggregate until Class A Payout are less than the Cumulative Class A Annual Distribution minus (b) the sum of (i) the amount by which all Distributions made to the Class A Beneficiaries in the aggregate until Class A Payout exceed the Cumulative Annual Distribution and (ii) all uninvested Capital Contributions which have been returned to the Class A Beneficiaries pursuant to this Agreement.

      "Advisor" means EFG, together with its successor and assigns as advisor under the Advisory Agreement.


      "Advisory Agreement" means the agreement between the Advisor and the Trust pursuant to which the Advisor will provide certain management and advisory services for the Trust.

      "Affiliate" means, when used with reference to a specific Person, (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (ii) any Person that is an officer, director or partner in, the specified Person or of which the specified Person is an officer, director or partner, or (iii) any Person that is the beneficial owner of, or controls, 10% or more of any class of voting securities of the specified Person.

      "AFG Investment Trusts" means, collectively, AFG Investment Trust A, AFG Investment Trust B, AFG Investment Trust C and AFG Investment Trust D.

      "Agreement" means this Second Amended and Restated Declaration of Trust, as amended from time to time.

      "Asset" means, collectively, any real or personal property, including equipment and related tangible property, acquired by the Trust and any interest of the Trust therein, whether directly or indirectly through a nominee, Joint Venture or otherwise.

      "Asset Base Price" means the amount paid by the Trust to the seller of an Asset for such Asset, which shall be (i) the manufacturer's invoice cost to the Trust if the Asset is acquired directly from the manufacturer, (ii) if the Asset is acquired from a seller who is not the manufacturer and not the Managing Trustee or an Affiliate thereof, the lower of (a) the price invoiced by such seller or (b) fair market value as determined by the Managing Trustee in its best judgment, or (iii) if acquired from the Managing Trustee or an Affiliate thereof, the lower of (a) the price paid by such seller plus all reasonable, necessary and actual costs accrued in maintaining the Asset (including, without limitation, the cost of storage, carrying, warehousing, interest cost, repair, marketing, financing and taxes from the date of acquisition thereof) less the amount of primary term lease rentals accrued from the date of acquisition thereof and retained by the Managing Trustee or an Affiliate thereof from leasing the Asset or (b) fair market value as determined by the Managing Trustee in its best judgment, including in each case described in (i), (ii) and (iii) the amounts of all liens and encumbrances on the Asset and all reasonable, necessary and actual expenses of the seller incurred in connection with acquiring and transferring the Asset to the Trust (including but not limited to all financing expenses, sales taxes, delivery charges and attorneys' fees paid to or on behalf of third parties) but not including any Acquisition Fees or Acquisition Expenses. In no event, however, shall any of the expense items described herein be included in the Asset Base Price for any Asset (i) which cannot be included consistent with generally accepted accounting principles or
(ii) which is not actually acquired by the Trust.

      "Asset Management" means personnel and services necessary to the leasing activities of the Trust, including but not limited to, leasing and re-leasing of Assets, collecting revenues, paying operating expenses, determining that the Assets are used in accordance with all operative contractual arrangements and providing clerical and bookkeeping services necessary to the operation of the Assets.

      "Asset Management Fee" means the fee payable to the Advisor for managing the leasing, financing and re-financing of Assets pursuant to Section 5.1(c).

      "Assign" means, with respect to any Interest or any part thereof, to sell, assign, transfer, give or otherwise dispose of, whether voluntarily or by operation of law, except that in the case of a bona fide pledge or other hypothecation; no Assignment shall be deemed to have occurred unless and until the secured party has exercised his right of foreclosure with respect thereto.

      "Assignment" means any transaction in which an Interest or any part thereof is Assigned.

      "B" and "Baa" mean bond ratings assigned by Moody's Investors Service, Inc. to the senior debt obligations of prospective initial Lessees which are in the middle of the Moody's rating scale of "Aaa" (highly unlikely to default) to "D" (in default). Specifically, according to Moody's, bonds rated "Baa" are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured; interest payments and principal security appear to be adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time; and such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well. Also, according to Moody's, bonds rated "B" generally lack characteristics of a desirable investment and assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

      "Beneficiary" means the owner of a Beneficiary Interest and shall include each Class A Beneficiary and Class B Beneficiary. The term "Beneficiary" does not include the Special Beneficiary.

      "Beneficiary Interest" means the beneficial interest of a Beneficiary in this Trust created pursuant to this Agreement and shall include each Class A Interest and Class B Interest.

      "Business Trust Act" means the Delaware Business Trust Act, 12 Del. C. ss.3801, et. seq., as amended from time to time.

      "Capital Account" means the capital account of the Managing Trustee, the Special Beneficiary and each Beneficiary established and maintained in accordance with Section 3.3.

      "Capital Contribution" means the total amount of money actually contributed to the Trust by each Participant (or any prior Participant) prior to the deduction of any organization and offering expenses or selling commissions.

      "Cash from Operations" means the cash provided by the Trust's normal operations (including Lease renewals and without deduction for depreciation or other non-cash charges) after the general expenses and current liabilities of the Trust (other than any portion of the Asset Management Fee which is required to be accrued and the Subordinated Resale Fee) are paid and discharged, as reduced by any reserves funded from such cash for working capital and contingent liabilities to the extent deemed reasonable by the Managing Trustee and as increased by any portion of such reserves deemed by the Managing Trustee not to be required for Trust operations. Cash from Operations does not include any Cash from Sales or Refinancings.

      "Cash From Sales or Refinancings" means the cash received by the Trust as a result of Sale or Refinancing transactions (including insurance proceeds or Lessee indemnity payments arising from the loss or destruction of Assets), as (i) reduced by (a) all debts and liabilities of the Trust required to be paid as a result of Sale or Refinancing transactions, whether or not then payable, (including without limitation, any liabilities on an Asset sold which are not assumed by the buyer and any remarketing fees required to be paid to Persons not affiliated with the Managing Trustee but not including any Subordinated Resale Fee whether or not then due and payable) and
(b) general expenses and current liabilities of the Trust (other than any portion of the Asset Management Fee which is required to be accrued and the Subordinated Resale Fee) and (c) any reserves for working capital and contingent liabilities funded from such cash to the extent deemed reasonable by the Managing Trustee, and (ii) increased by any portion of such reserves then deemed by the Managing Trustee not to be required for Trust operations. In the event the Trust takes back a note in connection with any Sale or Refinancing transaction, all payments subsequently received in cash by the Trust with respect to such note shall be included in Cash From Sales or Refinancings, irrespective of the treatment of such payments by the Trust for tax or accounting purposes. If, in payment for Assets sold, the Trust receives purchase money obligations secured by liens on such Assets, the amount of such obligations shall not be included in Cash From Sales or Refinancings until and to the extent the obligations are realized in cash, sold, or otherwise disposed of.

      "Certificate of Trust" means the certificate of trust filed with the Filing Office for the Trust in accordance with the Business Trust Act, as amended or restated from time to time.

      "Class A Beneficiary" means any Beneficiary who owns a Class A Interest.

      "Class A Closings" means the dates designated by the Managing Trustee on, or as of which, subscribers acquired Class A Interests and became Class A Beneficiaries of the Trust.

      "Class A Interests" means the interests owned by Class A Beneficiaries in the Trust created pursuant to this Agreement.

      "Class A Offering" means the offering of Class A Interests pursuant to the Class A Prospectus.

      "Class A Payout" means the first time where the aggregate amount of Distributions actually made to the Class A Beneficiaries equals $25 per Class A Interest, minus all uninvested Capital Contributions which have been returned to the Class A Beneficiaries, plus the Cumulative Class A Annual Distribution.

      "Class A Prospectus" means the prospectus contained in the registration statement filed with the Securities and Exchange Commission for the registration of the Class A Interests under the Securities Act of 1933, as amended, in the final form in which said prospectus was filed with said Commission and as thereafter amended or supplemented pursuant to Rule 424 under said Act.

      "Class B Beneficiary" means any Beneficiary who owns a Class B Subordinated Interest.

      "Class B Capital Distributions" means the aggregate amount of any cash payments to the Class B Beneficiaries made by the Trust as a return of their Capital Contributions from excess Class B Offering proceeds.

      "Class B Closing" means the date designated by the Managing Trustee on, or as of which, subscribers acquire Class B Subordinated Interests and become Class B Beneficiaries.

      "Class B Distribution Reduction Factor" means the percentage determined as the fraction, the numerator which is the Class B Capital Distributions (on a per Class B Subordinated Interest basis), discounted at 8% annum from the Distribution Commencement Date, and the denominator of which is

$5.00.

      "Class B Offering" means the offering of Class B Subordinated Interests by the Trust pursuant to the Class B Prospectus.


      "Class B Payout" means the first time that the Class B Beneficiaries have received cash from the Trust in an aggregate amount of $5 per Class B Subordinated Interest, together with a return from the Distribution Commencement Date of 8% per annum, compounded quarterly, with respect to the portion of their capital contributions returned to them as Class B Capital Distributions and of 10% per annum, compounded quarterly, with respect to the balance of their capital contributions.

      "Class B Prospectus" means the prospectus contained in the registration statement filed with the Securities and Exchange Commission for the registration of Class B Subordinated Interests under the Securities Act of 1933, as amended, in the final form in which said prospectus is filed with said Commission and as thereafter amended or supplemented pursuant to Rule 424 under said Act.

      "Class B Subordinated Interests" or "Class B Interests" means the beneficial interests created pursuant to this Agreement owned by Class B Beneficiaries.

      "Closings" means, collectively, the Class A Closings and the Class B Closing.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, or corresponding provisions of subsequent laws.

      "Competitive Asset Sale Commission" means that brokerage fee paid for services rendered in connection with the purchase and sale of equipment which is reasonable, customary and competitive in light of the size, type and location of equipment.

      "Consent" means either the consent given by vote at a meeting called and held in accordance with Section 11.1 or the written consent of a Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

      "Controlling Person" means, with respect to the Managing Trustee or any Affiliate, any of its chairman, directors, president, secretary or clerk, treasurer, vice presidents, and holders of a 5% or larger equity interest in the Managing Trustee or Affiliate, or any Person having the power to direct or cause the direction of the Managing Trustee or Affiliate, whether through the ownership of voting securities, by contract or otherwise.

      "Cumulative Class A Annual Distribution" means an aggregate annual Distribution to the Class A Beneficiaries of 10% per annum, compounded quarterly, on Adjusted Class A Investment commencing from the last day of the month of the initial Class A Closing until Class A Payout.

      "Dealer-Manager" means American Finance Group Securities Corp., a Massachusetts corporation which is an Affiliate of the Managing Trustee and the Advisor.

      "Dealer-Manager Agreement" means the agreement of the Dealer-Manager and the Managing Trustee, on their own behalf and on behalf of the Trust, designating American Finance Group Securities Corp. as Dealer-Manager.

      "Delaware Trustee" means the Trustee designated as such in accordance with
Section 4.1(a) which
maintains its principal place of business in the State.

      "Dissolution Event" means a sale, condemnation, eminent domain taking, casualty, or other disposition affecting all or substantially all of the Trust's then remaining Assets which results in the dissolution of the Trust pursuant to
Section 1.6.

      "Distributable Cash From Operations" means Cash from Operations, as reduced by (i) any accrued and unpaid Asset Management Fee and (ii) after Payout, any accrued and unpaid Subordinated Resale Fee.

      "Distributable Cash From Sales or Refinancings" means Cash From Sales or Refinancings, as reduced by (i)(a) any amounts reinvested in additional Assets in accordance with Sections 4.2(b)(v) and 4.2(b)(vi), or (b) the proceeds of the sale of an interest in a Joint Venture which are reinvested in additional Assets, (ii) any accrued and unpaid Asset Management Fee and Acquisition Fees and Acquisition Expenses paid with respect to additional Assets acquired through reinvestment of Cash From Sales or Refinancings in accordance with Section 4.2(b)(v) and (iii) after Payout, any accrued and unpaid Subordinated Resale Fee.

      "Distribution Commencement Date" means the first day of the month following Class B Closing.

      "Distributions" means Distributable Cash From Operations and Distributable Cash From Sales or Refinancings.

      "D-M Commission" means the commission payable to the Dealer-Manager of 7% of Gross Class A Proceeds.

      "EFG" means Equis Financial Group, a Massachusetts partnership.

      "Eligible Citizen" means (i) an individual who is a citizen of the United States or one of its possessions (a "U.S. Citizen") or a citizen of a foreign country lawfully admitted for permanent residence in the United States as an immigrant in conformity with the regulations of the Immigration and Naturalization Service of the Department of Justice (a "Resident Alien"); (ii) a partnership of which each member is a U.S. Citizen (a "U.S. Partnership"); (iii) a corporation created or organized under the laws of the United States or of any state, territory, or possession of the United States of which the president and two-thirds or more of the board of directors and other managing officers thereof are U.S. Citizens and of which at least 75% of the voting interests are owned or controlled by U.S. Citizens (a "U.S. Corporation"); (iv) an association of which each member is a U.S. Citizen; or (v) a trust of which each trustee is a U.S. Citizen, a Resident Alien, a U.S. Partnership, a U.S. Corporation or a U.S. Association, but only if each beneficiary under the related trust is a U.S. Citizen, a Resident Alien, a U.S. Partnership, a U.S. Corporation or a U.S. Association.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Escrow Account" means the interest-bearing escrow account (in which subscriptions of up to $100,000 per subscriber are insured by the Federal Deposit Insurance Corporation ("FDIC")), including any savings account, bank money market account, or account investing in short-term securities issued or guaranteed by the United States government, which complies with Rule 15c-4 under the Securities Exchange Act of 1934, held by the Escrow Agent into which subscription payments from subscribers for Class B Interests are to be deposited prior to the Class B Closing.

      "Escrow Agent" means the escrow agent selected by the Managing Trustee to administer the Escrow Account, initially Trust Company of America.

      "Escrow Interest" means the interest actually earned on monies paid by each subscriber into the

Escrow Account during the period that such monies are held in the Escrow Account prior to the Class B Closing (net of certain fees and expenses of the Escrow Agent).

      "FAA" means the Federal Aviation Administration.

      "Filing Office" means the Office of the Secretary of State of the State.

      "Final Closing" means the last date, or as of which, subscribers acquired Class A Interests and became Class A Beneficiaries of the Trust.

      "Foreign Beneficiary" means any Person who is a "non-resident alien individual" or "foreign partnership" within the meaning of Section 1441 of the Code, a "foreign corporation" within the meaning of Section 1442 of the Code or any Person "who is not a United States person" within the meaning of Section 1446 of the Code.

      "Foreign Investor" means any Person who is not an Eligible Citizen.

      "Front-End Fees and Expenses" means fees and expenses, however designated, paid by any Person for any services rendered during the Trust's organizational or acquisition phase, including without limitation Sales and Distribution Expenses borne by the Trust, Acquisition Fees and Acquisition Expenses and similar fees and expenses, but not including: (i) Organizational and Offering Expenses paid by the Managing Trustee for which the Managing Trustee may not be reimbursed by the Trust pursuant to Section 10.4; (ii) reserves for working capital and contingent liabilities included in Investment in Assets; and (iii) any Acquisition Fees or Acquisition Expenses paid by a manufacturer of an Asset to any of its employees unless such Persons are Affiliates of a Sponsor. Any Acquisition Fees and Acquisition Expenses from the reinvestment of Cash From Sales or Refinancings permitted under this Agreement are considered Front-End Fees and Expenses. If the Trust's Leverage Level is equal to the Minimum Leverage Level, total Front-End Fees and Expenses will not exceed 10% of Gross Proceeds. However, if the Trust's Leverage Level is greater than the Minimum Leverage Level, the maximum amount of Front-End Fees and Expenses which a Trust may incur will increase .0625% for each 1% that the Leverage Level is greater than the Minimum Leverage Level. In no event, however, will total Front-End Fees and Expenses paid by the Trust exceed 13% of Gross Proceeds.

      "Full Payout Lease" means a lease under which the aggregate rental payments during the original term are at least sufficient to permit the Trust to recover the Purchase Price of the Assets leased thereby.

      "Gross Class A Proceeds" means the aggregate Capital Contributions of all Class A Beneficiaries.

      "Gross Class B Proceeds" means the aggregate Capital Contributions of all Class B Beneficiaries.

      "Gross Proceeds" means, collectively, Gross Class A Proceeds and Gross Class B Proceeds.

      "Immediate Family Member" means, with respect to any Person, his spouse, parent, parent-in-law, issue, brother, sister, brother-in-law, sister-in-law or child-in-law.

      "Independent Expert" means a Person with no current material or prior business or personal relationship with the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Trust and who is qualified to perform such work.

      "Initial Redemption Period" is the period of time commencing with the Class B Closing through 24 months thereafter during which the Class A Interests may be redeemed by the Trust with the proceeds of the Class B Offering, as provided in the Class B Prospectus.

      "Interest" means any Class A Interest or Class B Interest in the Trust.

      "Investment in Assets" means the aggregate amount of Capital Contributions of the Class A Beneficiaries actually paid for or allocated to the purchase and refurbishment of Assets acquired by the Trust, including the Trust's equity investment in Assets and reserves for working capital and contingent liabilities (but excluding any such reserves in excess of 3% of the aggregate Capital Contributions of the Class A Beneficiaries) and other capitalizable cash payments such as interest and taxes, but excluding all Front-End Fees and Expenses.

      "IRA" means an Individual Retirement Account.

      "Joint Venture" has the meaning given it in Section 7.5.

      "Lease" means a Full Payout Lease or Operating Lease.

      "Lease Commitment" means either (i) an executed binding lease agreement under which either the Trust or an Affiliate of the Managing Trustee is the lessor, which agreement is assignable by such Affiliate to the Trust, or (ii) such other agreement or commitment to lease equipment which constitutes an enforceable obligation against the Lessee.

      "Lessee" means any lessee under any Lease.

      "Leverage Level" means the amount of indebtedness encumbering the Assets acquired from the Gross Proceeds.

      "Losses" has the meaning given it in Section 8.2(d).

      "Majority Consent" means the Consent of Beneficiaries representing a Majority in Interest of the Beneficiaries.

      "Majority Vote" means the vote of a majority in interest of the Trust Beneficiaries.

      "Majority in Interest of the Beneficiaries" means the Class A Beneficiaries and the Class B Beneficiaries holding more than 50% in the aggregate of the Beneficiary Interests held by all Beneficiaries; provided, however, that in cases where a Beneficiary who is also a Managing Trustee or Affiliate thereof is not entitled to participate in the Consents or votes of the Beneficiaries, the calculation of "Majority in Interest of the Beneficiaries" shall exclude the Class A Interests owned by such Beneficiary.

      "Managing Trustee" has the meaning given it in Section 4.1.

      "Maximum Class B Offering" means the sale of all 826,072 Class B Subordinated Interests in the Trust which are being offered pursuant to the Class B Offering.

      "Managing Trustee Interest" means the interest of the Managing Trustee in the Trust pursuant to this Agreement.

      "Minimum Investment Amount" means the minimum number of Interests which a Beneficiary was or is required to purchase in the Class A Offering or Class B Offering, or, if the Beneficiary does not acquire his Interests in either such Offering, the minimum number of Class A Interests or Class B Interests which a Beneficiary is required to acquire from his transferor in accordance with this Agreement.

      "Minimum Class B Investment Amount" means the minimum number of Interests which a Class B Beneficiary is required to purchase in the Offering.

      "Minimum Class B Offering" means the sale of at least 413,036 Class B Subordinated Interests in the Trust (included for this purpose any Class B Subordinated Interests which are purchased by the Managing Trustee and any Affiliate, including the Special Beneficiary).

      "Minimum Leverage Level" means at least 12% of the Total Purchase Price of the Assets acquired from Gross Class A Proceeds.

      "NASAA Guidelines" means the Statement of Policy for Equipment Programs, as amended April 22, 1988 and October 24, 1991, by the North American Securities Administrators Association, Inc., as in effect on the date of the Class A Prospectus.

      "Net Class A Proceeds" means Gross Class A Proceeds minus all sales commissions (including the D-M Commissions) and Organizational and Offering Expenses of the Trust relating to the Class A Offering reimbursable pursuant to
Section 10.4.

      "Net Class B Proceeds" means Gross Class B Proceeds minus all offering expenses of the Trust relating to the Class B Offering payable or reimbursable pursuant to this Agreement.

      "Non-Eligible Beneficiary" means a Beneficiary who (i) has represented to the Trust that he is an Eligible Citizen but is no longer an Eligible Citizen, or (ii) fails at the time he acquires his Interests to certify his citizenship to the Managing Trustee pursuant to Section 9.5.

      "Operating Lease" means a lease under which the aggregate rental payments during the original term are not sufficient to permit the Trust to recover the Purchase Price of the Assets leased thereby.

      "Organizational and Offering Expenses" shall have the meaning set forth in Section 10.4(a).

      "Over-Subscription Privilege" means the right of exercising rights holders to subscribe for all or a portion of the Class B Subordinated Interests that were not otherwise subscribed for by other rights holders.

      "Participant" means the Managing Trustee, the Special Beneficiary or any Beneficiary.

      "Permitted Investments" means securities issued or guaranteed by the United States government or any agency or instrumentality thereof, certificates of deposit of United States banks having a net worth of at least $50,000,000, bankers' acceptances, bank repurchase agreements covering securities issued or guaranteed by the United States government or any agency or instrumentality thereof, money market funds having a net worth of at least $100,000,000 or similar highly liquid investments (other than tax exempt securities or obligations). No funds of the Trust will be invested in any money market fund, savings and loan, bank or other financial institution which is affiliated with any Managing Trustee or its Affiliates.

      "Person" means any individual, partnership, corporation, trust, association, governmental official, body or agency, or other legal entity of any type.

      "Profits" has the meaning given it in Section 8.2(d).

      "Prospectuses" means, collectively, the Class A Prospectus and the Class B Prospectus.

      "Purchase Price" means the price paid by the Trust, whether directly or indirectly through a Joint Venture, for an Asset, including the amount of Acquisition Fees and Acquisition Expenses and the amounts of all liens and mortgages on such Asset, but excluding points and prepaid interest.

      "Qualified Income Offset Item" means (1) an allocation of loss or deduction that, as of the end of each year, reasonably is expected to be made
(a) pursuant to Section 704(e)(2) of the Code to a donee of an interest in the Trust, (b) pursuant to Section 706(d) of the Code as the result of a change in a Participant's interest in the Trust, and (c) pursuant to Treasury Regulation
Section 1.751-1(b)(2)(ii) as the result of a distribution by the Trust of unrealized receivables or inventory items, and (2) a distribution that, as of the end of such year, reasonably is expected to be made to a Participant to the extent it exceeds offsetting increases to the Participant's Capital Account which reasonably are expected to occur during or prior to the Trust taxable year in which such distribution reasonably is expected to occur.

      "Qualified Plan" means any qualified pension, profit-sharing, or stock bonus plan (including a Keogh Plan) and an IRA.

      "Record Date" has the meaning given it in Section 11.1(c).

      "Record Date Holders" means holders of record as of the close of business on April 1, 1997, of Class A Interests and Special Beneficiary Interests.

      "Recording Date" has the meaning given it in Section 9.3.

      "Redemption Date" means the date selected by the Managing Trustee, in its sole discretion, on which Interests tendered for redemption will be redeemed by the Trust in accordance with Section 9.6.

      "Removal" has the meaning specified in Section 4.9.

      "Removed Trustee" means a Trustee whose tenure as Trustee has been terminated by a Removal.

      "Reserve Account" means the account maintained by the Trust as reserves for working capital and contingent liabilities, including repairs, replacements, contingencies, accruals required by lenders for insurance, compensating balances required by lenders to the Trust and other appropriate items.

      "Resignation" means the resignation of a Trustee or the voluntary Assignment of all of the Managing Trustee's Interest pursuant to Section 4.8.

      "Resigned Trustee" means a Trustee whose tenure as Trustee has been terminated by a Resignation.

      "Right" means non-transferable subscription rights to Record Date Holders to acquire Class B Subordinated Interests.

      "Roll-Up" means a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Trust and the issuance of securities of a Roll-Up Entity. Such term does not include: (a) a transaction involving the securities of the Trust that have been for at least 12 months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or
(b) a transaction involving the conversion to corporate, trust, partnership or association form of only the Trust if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (i) Beneficiary's voting rights; (ii) the term of existence of the Trust; (iii) Sponsor compensation; and
(iv) the investment objectives of the Trust.

      "Roll-Up Entity" means a partnership, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

      "Sale or Refinancing" means the sale, refinancing, exchange, condemnation, eminent domain taking, casualty or other disposition of any Asset or any interest in any Joint Venture.

      "Sales and Distribution Expenses" means expenses incurred in connection with preparing the Trust for registration and subsequently offering and distributing the Interests to the public, including sales commissions paid to the Dealer-Manager in connection with the distribution of the Interests and all advertising expenses relating to the leasing of the Assets.

      "Schedule A" means Schedule A to this Agreement, as amended from time to time.

      "S-D Commissions" means the commissions of 7% of Gross Proceeds payable to the Soliciting Dealers by the Dealer-Manager or such other amount to be paid to the Soliciting Dealers as the S-D Commission as specified in Section 5.1(a).

      "Securities Act" means the Securities Act of 1933, as amended.

      "Service" means the Internal Revenue Service.

      "Soliciting Dealers" means those member firms of the National Association of Securities Dealers, Inc. (including the Dealer-Manager) that offer Interests.

      "Special Beneficiary" means Equis Financial Group in its capacity as Special Beneficiary pursuant to this Agreement, together with its successors and assigns in such capacity.

      "Special Beneficiary Interest" means the interest of the Special Beneficiary in the Trust created pursuant to this Agreement and representing the capital contribution set forth in Schedule A to this Agreement.

      "Sponsor" means any person directly or indirectly instrumental in organizing, wholly or in part, the Trust, or any Person who will manage or participate in the management of the Trust and any Affiliate of any such Person. Sponsor does not include the Delaware Trustee or a Person whose only relation with the Trust is that of an independent equipment manager or whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the Class A Offering or Class B Offering.

      "State" means the State of Delaware.

      "Subordinated Resale Fee" means the fee to be paid by the Trust to the Advisor for services rendered by the Advisor in connection with the sale or other disposition of the Assets, as described in Section 5.1(e).

      "Subscription Agent" means Gemisys Corporation.

      "Subscription Agreement" means the Subscription Agreement, the form of which was attached as

Exhibit B to the Class A Prospectus, containing, among other things, representations made by each Class A Beneficiary.

      "Subscription Certificates" means the subscription certificate evidencing the Rights and set forth as Appendix A to the Class B Prospectus.

      "Substitute Trustee" means an assignee of the Trustee's Interest who is admitted to the Trust as a Trustee pursuant to Section 4.12 or 11.2.

      "Substitute Beneficiary" means an assignee of a Beneficiary Interest who becomes a Beneficiary pursuant to Section 9.3.

      "Substitute Special Beneficiary" means an assignee of the Special Beneficiary Interest who becomes a Special Beneficiary pursuant to Section 9.8.

      "Trust" means AFG Investment Trust A, a Delaware business trust, as the same may be constituted from time to time.

      "Trust Beneficiaries" means the Beneficiaries and the Special
Beneficiary.

      "Trust Beneficiary Interests" means the Beneficiary Interests and the Special Beneficiary Interest.

      "Trust Counsel" means Peabody & Brown, Boston, Massachusetts, or other counsel for the Trust selected by the Managing Trustee.

      "Trustees" means the Managing Trustee, the Delaware Trustee and any Person or Persons who subsequently become additional or substitute Trustees as provided in Section 4.1(a), in each such Person's capacity as a Trustee of the Trust. At all times when there is only one Trustee so acting, the terms "Trustees" and "Managing Trustee" shall refer to such Trustee.

      "UBTI" means unrelated business taxable income determined in accordance with Sections 511-514 of the Code.

                              ARTICLE III - CAPITAL

      3.1   Capital Contribution of the Special Beneficiary and Managing
Trustee.

      The Managing Trustee and the Special Beneficiary have each contributed as its Capital Contribution in its capacity as Managing Trustee and Special Beneficiary cash in the amount set forth opposite its name in Schedule A. No other Trustee shall have the right or obligation to make any Capital Contribution to the Trust.

      3.2 Class A Beneficiaries; Offering of Class B Interests; Beneficiary Interests.

      (a) The Trust has accepted Class A Beneficiaries who own 549,218 Class A Interests for a Purchase Price of $25 per Interest. Such Purchase Price constituted the Capital Contributions of the Class A Beneficiaries for all purposes of this Agreement. Each Class A Beneficiary acquired not less than the Minimum Class A Investment Amount and no Class A Beneficiary acquired or shall thereafter own a fractional Class A Interest.

      (b) A subscriber for Class B Interests shall become a Class B Beneficiary in accordance with his Subscription Certificate and the subscription procedures described in the Class B Prospectus. All subscriptions for Class B Interests shall be received by the Escrow Agent in trust and deposited in the Escrow Account. Any Escrow Interest shall be paid to the subscribers who become Class B Beneficiaries by the Escrow Agent within fifteen (15) days after the Class B Closing; provided, however, that no Escrow Interest shall be paid with respect to subscription payments received fewer than three days prior to such Closing. If the Escrow Agent does not receive subscriptions for at least Class B Interests on or before December 31, 1997 (or such earlier date as of which the Managing Trustee shall have terminated the Offering), the subscribers shall not acquire any Class B Interests and the Escrow Agent shall return all monies deposited by subscribers for Class B Interests to such subscribers, together with any Escrow Interest, within fifteen (15) business days after such date. All subscriptions shall be accepted or rejected by the Managing Trustee within thirty (30) days of their receipt. Subscription payments which are rejected shall be promptly returned to the subscriber without Escrow Interest. Upon receipt of subscriptions for not less than the Minimum Offering acceptable to the Managing Trustee and the determination of the Managing Trustee to proceed to the Class B Closing, the Escrow Agent shall release the proceeds of such subscriptions to the Trust.

      (c) The Managing Trustee is hereby authorized to do all things necessary and desirable to allow subscribers to subscribe for Class B Interests and become Class B Beneficiaries in accordance with this Agreement and the Class B Prospectus, including registering the Class B Interests under the Securities Act of 1933, as amended, pursuant to the rules and regulations of the Securities and Exchange Commission and qualifying the Class B Interests for sale with state securities regulatory authorities or perfecting exemptions from qualification.

      3.3   Capital Accounts.

      A Capital Account shall be established and maintained for each Participant. Subject to such other adjustments as may be required under the Code, the Capital Account of each Participant shall consist of (i) the sum of
(a) the amount of cash actually contributed to the Trust by such Participant,
(b) the fair market value of any property contributed to the Trust by or on behalf of such Participant net of any liabilities assumed by the Trust or to which such property is subject, and (c) the amount of Profits or gain or tax-exempt income of the Trust allocated to such Participant, minus (ii) the sum of (a) the amount of Losses and deductions of the Trust allocated to such Participant, (b) the amount of Distributions made by the Trust to such Participant, (c) any amount distributed by the Trust to such Participant pursuant to Section 8.4, and (d) the fair market value of any property distributed by the Trust to such Participant net of any liabilities assumed by such Participant or to which such property is subject. Any special basis adjustments resulting from Section 743 of the Code shall not be taken into account for any purpose in establishing and maintaining Capital Accounts for such Participant pursuant to this Section 3.3. The Capital Account of each Beneficiary shall be reduced by the actual sales commissions and other non-deductible, non-capitalizable expenses paid by the Trust with respect to Interests acquired by such Beneficiary.

      Except where this Agreement otherwise requires, a Substitute Beneficiary or Substitute Special Beneficiary shall be deemed to have received the Capital Account and made the Capital Contributions to the Trust which were made by the Beneficiary or Special Beneficiary whom such Substitute Beneficiary or Substitute Special Beneficiary succeeds, and to have received from the Trust the Distributions and allocations received from the Trust by such former Beneficiary or Special Beneficiary.

      3.4   Additional Capital Contributions.

      No Participant shall be required to make any Capital Contribution or be entitled to bring an action for partition against the Trust, or to demand or receive any distribution of or with respect to his Capital Contribution, except as specifically provided under this Agreement. No loan made by a Participant to the Trust as permitted by this Agreement shall constitute a Capital Contribution for any purpose.

                              ARTICLE IV - TRUSTEES

      4.1   The Trustees; Liability for Trust Obligations.

      (a) The number of Trustees shall not be less than two nor more than four and shall be fixed from time to time by the Managing Trustee. One Trustee shall be designated as the Managing Trustee and one Trustee shall be designated as the Delaware Trustee. The Managing Trustee is AFG ASIT Corporation and the Delaware Trustee is Wilmington Trust Company. Each Person designated as a Trustee shall serve as Trustee hereunder until such Trustee's Removal or Resignation, as provided in this Article IV. In the event of the Removal or Resignation of the Delaware Trustee, the Managing Trustee shall designate a Substitute Delaware Trustee.

      (b) The Managing Trustee shall have complete exclusive discretion in the management and control of the affairs and business of the Trust, as more particularly provided in Section 4.2. Any action required or permitted to be taken by a corporate Managing Trustee hereunder may be taken by such of its officers or agents as it shall validly designate for such purposes. The Managing Trustee shall devote so much of its time as may be necessary to carry out the purposes and conduct the business of the Trust in accordance with this Agreement and to carry out its duties as Managing Trustee hereunder. The Delaware Trustee shall have only the rights and obligations of the Delaware Trustee specifically provided in this Agreement and shall have no Interest, make no Capital Contribution and have no right to Consent to any matters affecting the Trust except as otherwise specifically provided herein. In the event that the Managing Trustee shall designate additional Trustees pursuant to Section 4.1(a), such Trustees shall have such rights and obligations as shall be delegated to them by the Managing Trustee but any such delegation shall not relieve the Managing Trustee of its primary responsibility for the affairs of the Trust hereunder.

      (c) If any Managing Trustee shall become unable to serve in such capacity or shall Resign or be Removed as Trustee and the Beneficiaries shall not have designated a successor Managing Trustee pursuant to Section 4.12, the Persons acting as Trustees may from time to time designate from among themselves by mutual consent a successor Managing Trustee. If for any reason no designation is in effect, the powers of the Managing Trustee shall be exercised by majority consent of the remaining Persons acting as Trustees (including, without limitation, the Delaware Trustee).

      (d) The Managing Trustee, when acting in such capacity, shall be personally liable for the acts, omissions or obligations of the Trust, except as may be provided to the contrary in any contractual agreement of the Trust. Neither the Delaware Trustee nor any other Trustee, other than the Managing Trustee, shall have any personal liability to any other Person for any act, omission or obligation of the Trust or any other Trustee.

      4.2   Extent of Managing Trustee Powers and Duties.

      Except as expressly limited by this Agreement, the Managing Trustee shall have complete and exclusive discretion in the management and control of the affairs and business of the Trust and all power necessary, convenient or appropriate to carry out the purposes, conduct the business and exercise the powers of the Trust.

      (a) General Powers and Duties. The Managing Trustee shall use its best efforts during so much of its time as may be necessary to carry out its duties in accordance with this Agreement and in the best interest of the Trust and so as to protect the interests of the Trust Beneficiaries as a group. The Managing Trustee shall be accountable as a fiduciary for the safekeeping and use of all funds and Assets of the Trust and shall not employ or permit another Person to employ such funds or Assets in any manner except for the benefit of the Trust. In particular, the Managing Trustee, solely, shall be responsible for and shall use its best efforts and exercise discretion to the best of its ability:

            (i) to cause Assets to be acquired, held, leased, re-leased, financed and refinanced, sold, exchanged or otherwise disposed of (except as limited by Section 1.6 and Article VII);

            (ii) to lease, maintain and operate the Assets so as to comply with the provisions of any indebtedness relating thereto;

            (iii) to select and supervise the activities of the Advisor (which may be an Affiliate);

            (iv) to ensure the proper application of revenues of the Trust;

            (v) to maintain proper books of account for the Trust and to prepare all reports of operations and tax returns which are to be furnished to the Trust Beneficiaries pursuant to this Agreement or which are required by taxing bodies or other governmental agencies;

            (vi) in general to supervise the redemption of Class A Interests pursuant to Section 9.6;

            (vii) in particular to cause the Trust to purchase and redeem Class A Interests pursuant to the last paragraph of Section 9.6.

            (viii) to maintain or cause to be maintained, to the extent it deems necessary or appropriate, adequate insurance with respect to all insurable Assets of the Trust pursuant to policies of insurance in form and coverage customary to property similar to the Assets;

            (ix) to supervise the offer and sale of Class A Interests and Class B Interests;

            (x) to establish reasonable procedures for the transfer of Interests (including actions which may impose restrictions on the transferability of Interests as set forth in Section 9.2, provided such restrictions on transfers do not cause the assets of the Trust to be deemed to be plan assets with respect to Beneficiaries which are Qualified Plans) and to take such other actions with respect to the manner in which Interests are transferred as it, in its sole discretion, deems necessary or appropriate in order to preserve the status of the Trust as an entity taxable as a partnership for federal income tax purposes, to prevent the Trust from being deemed a publicly traded partnership under the Code, to prevent the Trust from being terminated for federal income tax purposes, to prevent the deregistration of any FAA-registered aircraft or vessels documented under the laws of the United States and to assure that the Beneficiaries will be treated as owners of the Interests for federal income tax purposes under the Code (and to amend this Agreement without the Consent of any Beneficiary in order to effect the foregoing); provided, however, that any transfer restrictions imposed without the Majority Consent to prevent adverse tax consequences to the Beneficiaries will only be imposed to the extent necessary to prevent such adverse tax consequences and will be modified or eliminated to the extent that such restrictions become unnecessary in the future;

            (xi) to execute and file with any state tax authority, if necessary or appropriate to comply with or minimize withholding obligations under the laws of that state, a statement on behalf of the Trust Beneficiaries acknowledging and confirming their obligations to file tax returns with such state;

            (xii) in the event that either (y) the Assets would constitute plan assets for purposes of ERISA or (z) the transactions contemplated under this Agreement would constitute prohibited transactions under ERISA or the Code and an exemption for such transactions is not obtainable or not sought by the Managing Trustee from the Department of Labor, to restructure the Trust's activities to the extent necessary to comply with any exemption in any final plan asset regulation adopted by the Department of Labor or any condition which the Department of Labor might impose as a condition to granting a prohibited transaction exemption, including, but not limited to, establishing a fixed percentage of Interests permitted to be held by Qualified Plans or other tax-exempt Beneficiaries and/or discontinuing sales to such Entities after a given date. The Managing Trustee is empowered to amend this Section 4.2(a)(x) to the extent it deems necessary or appropriate in order to comply with any applicable federal or state legislation, rules or regulations enacted or promulgated or administrative pronouncements or interpretations and/or judicial interpretations thereof after the date of this Agreement; provided, however, that any amendments imposed without Majority Consent to prevent adverse consequences to the Trust Beneficiaries under ERISA or the Code shall only be imposed to the extent necessary to prevent such adverse tax consequences and will be modified or eliminated to the extent that such restrictions become unnecessary in the future. Any amendments made by the Managing Trustee under the circumstances described above shall be deemed to be made pursuant to the fiduciary duty of the Managing Trustee to the Trust and the Trust Beneficiaries;

            (xii) to determine whether any Foreign Investors may be admitted as Beneficiaries and establish requirements for the admission of Foreign Investors;

            (xiii) to establish a fixed percentage of Interests permitted to be held by or discontinue sales to Foreign Investors after a given date and take any additional actions as the Managing Trustee deems necessary or appropriate in order to maintain the registration with the FAA of any FAA-registered aircraft and the documentation of any vessels documented under the laws of the United States;

            (xiv) to take such actions as the Managing Trustee deems necessary or appropriate, including, without limitation, borrowing funds on behalf of the Trust, to comply with the requirements of Sections 1441, 1442 and 1446 of the Code or setting aside Distributions otherwise payable to Foreign Beneficiaries in an escrow account to meet future requirements under Sections 1441, 1442 and 1446 of the Code; and

            (xv) to do all things and to execute all documents the Managing Trustee shall deem necessary or advisable in connection with the supervision of the affairs, business and assets of the Trust.

      In establishing criteria for the resolution of conflicts of interest among the Trust and the Managing Trustee and its Affiliates, the Managing Trustee will act in conformity with its fiduciary duty to the Trust and the Beneficiaries.

      (b) Amplification of Powers and Duties. As amplification of, and not by way of limitation on, the powers expressed herein, the Managing Trustee shall have, subject to the express provisions of this Agreement, full power and authority on behalf of the Trust, in order to carry out and accomplish its purposes and functions:

            (i) to expend Trust capital and income;

            (ii) to purchase, lease, sell, exchange, improve, repair, refurbish, upgrade, divide, combine and otherwise transact business with respect to interests in real and personal property, in each case on terms that the Managing Trustee deems to be in the best interests of the Trust, and in that connection to employ engineers, contractors, attorneys, accountants, brokers, appraisers and such other consultants, advisors, artisans and workmen as may be necessary or advisable for such purpose;

            (iii) to borrow money or otherwise to procure extensions of credit for the Trust in accordance with the borrowing policies set forth in the Prospectus (as such policies may be altered in accordance with the Class A Prospectus and Section 7.1), and in connection therewith to execute, seal, acknowledge and deliver agreements, promissory notes, guarantees and other written documents constituting obligations or evidences of indebtedness, and as security therefor to pledge, hypothecate, mortgage, assign, transfer or convey mortgages or security interests in the Assets;

            (iv) for a period of four years from Final Class A Closing, to reinvest Cash from Sales and Refinancings in additional Assets; provided, however, that the Lease of any Asset so acquired shall have a term which shall expire not later than ten years after Final Closing; and provided, further, that sufficient Distributions are made to enable the Beneficiaries to pay any state and federal income taxes arising from the Sale or Refinancing transaction (assuming the Beneficiaries are in a combined federal and state marginal tax bracket of 33%) or the rate effective at the time of the Sale or Refinancing transaction;

            (v) to invest any Sale or Refinancing proceeds resulting from the loss or destruction of any Asset in replacement assets;

            (vi) to execute, deliver, amend, modify and cancel documents and instruments relating to real and personal property of whatever kind and description, including, but not limited to, mortgages, leases, and other documents of title or conveyance, assumption agreements pertaining to such agreements, powers of attorney and other contracts, instruments and agreements of all kinds;

            (vii) to hold all or any portion of the Assets in the name of one or more trustees (including trustees which are Affiliates of the Managing Trustee or the Advisor), nominees, or other agents of or for the Trust (including the Managing Trustee) for the purpose of facilitating transactions involving said Assets;

            (viii) to establish reserves for normal repairs, replacements, and contingencies and, in its discretion, for any other proper Trust purpose;

            (ix) to amend this Agreement to reflect the addition or substitution of Trustees or Trust Beneficiaries or the reduction of Capital Accounts upon the return of Capital Contributions to Participants;

            (x) to determine the time and amount of Distributions, if any, to the Participants;

            (xi) to designate depositories of the Trust's funds and the terms and conditions of such deposits and drawings thereon;

            (xii) to invest in one or more Joint Ventures in accordance with
      Section 7.5;

            (xiii) to utilize Cash from Operations and Cash From Sales or Refinancings to redeem Class A Interests in accordance with the terms of
      Section 9.6; and

            (xiv) in general to do all things and execute all documents it shall deem necessary or convenient to accomplish the purposes of the Trust or to protect and preserve the Assets to the same extent as if it owned such Assets individually.

      (c) Right to Acquire Interests. The Managing Trustee shall have the right in its sole discretion, without the Consent of any Beneficiary, the Special Beneficiary or other Trustee:

            (i) to acquire Interests to the extent required to prevent the Assets of the Trust from being deemed plan assets with respect to Beneficiaries which are Qualified Plans and to prevent a prohibited transaction from occurring under ERISA; provided that such Interests shall be acquired at fair market value (as determined by an independent appraiser retained by the Managing Trustee); and

            (ii) to become a Substitute Beneficiary with respect to Interests held by a Non-Eligible Beneficiary in accordance with Section 9.5.

      (d) Authority to Enter into Dealer-Manager Agreement. The Managing Trustee shall cause the Trust to enter into the Dealer-Manager Agreement pursuant to which the Dealer-Manager shall act as dealer-manager for the Class A Offering.

      (e) Authority to Enter into Advisory Agreement. The Managing Trustee shall cause the Trust to enter into the Advisory Agreement with the Advisor. The Managing Trustee may not amend the Advisory Agreement in any manner which would adversely affect the Beneficiaries without Majority Consent. The Advisory Agreement shall provide that the Trust shall have the right to terminate the Advisory Agreement effective immediately and without penalty in the event of the Removal of the Managing Trustee.

      (f) Reserves. The Managing Trustee shall endeavor to maintain an adequate Reserve Account at all times. Such amount may be increased if necessary to comply with the conditions of lenders requiring compensating balances or other reserves. If used, cash reserves need not be restored, but, if restored, will be restored from revenues derived from Trust operations including the proceeds from the sale of Assets or from borrowings. Funds in the Reserve Account may be distributed in accordance with Section 8.1(a) if and when deemed advisable by the Managing Trustee. The Trust's reserves will not be reduced below a level which the Managing Trustee deems necessary for Trust operations.

      (g) Designation, Duties, and Expenses of Tax Matters Participant. The Managing Trustee shall from time to time (but at least as frequently as required by law) designate a Tax Matters Participant pursuant to Section 6231 of the Code and hereby designates itself as the initial Tax Matters Participant. The Tax Matters Participant shall have the following duties:

            (i) to the extent and in the manner required by applicable law and regulations, to furnish the name, address, profits, interest, and taxpayer identification number of each Trust Beneficiary to the Secretary of the Treasury or his delegate (the "Secretary"); and

            (ii) to the extent and in the manner required by applicable law and regulations, to keep each Trust Beneficiary informed of administrative and judicial proceedings for the adjustment at the Trust level of any item required to be taken into account by a Trust Beneficiary for federal income tax purposes (such administrative and judicial proceedings referred to hereinafter as judicial review).

      The Trust shall indemnify and reimburse the Tax Matters Participant for any and all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any judicial or administrative review with respect to the tax liability of the Trust Beneficiaries, subject to the provisions of Section 4.6. The payment of all such expenses shall be made before any Distributions are made. Neither the Managing Trustee nor any Affiliate nor any other Person shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Participant in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Participant; and the provisions on limitations of liability of the Managing Trustee and indemnification set forth in Section 4.6 shall be fully applicable to the Tax Matters Participant in its capacity as such.

      The Tax Matters Participant is hereby authorized, but not required:

            (i) to enter into any settlement agreement with the Service with respect to any tax audit or judicial review, in which agreement the Tax Matters Participant may expressly state that such agreement shall bind the Trustees and the Trust Beneficiaries, except that such settlement agreement shall not bind any Person who is entitled to file and who (within the time prescribed pursuant to the Code and regulations thereunder) files a statement with the Service stating that the Tax Matters Participant shall not have the authority to enter into a settlement agreement on the behalf of such Person;

            (ii) in the event that a notice of a final administrative adjustment at the Trust level of any item required to be taken into account by a Trustee or Trust Beneficiary for tax purposes (a final adjustment) is mailed to the Tax Matters Participant, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Trust's principal place of business is located or the United States Claims Court;

            (iii) to intervene in any action brought by a Trustee or Trust Beneficiary for judicial review of a final adjustment;

            (iv) to file a request for an administrative adjustment with the Service at any time and, if any part of such request is not allowed by the Service, to file a petition for judicial review with respect to such request;

            (v) to enter into an agreement with the Service to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Trustee or Trust Beneficiary for tax purposes, or an item affected by such item; and

            (vi) to take any other action on behalf of any other Trustee or Trust Beneficiary in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

      (h) Insurance Policies. The Managing Trustee shall cause the Trust to purchase and maintain such insurance policies as the Managing Trustee deems reasonably necessary to protect the interests of the Trust (to the extent that such policies are not maintained by the Lessees or other parties for the benefit of the Trust). The Trust shall not pay for any insurance covering liability of the Managing Trustee, its Affiliates, agents or employees for actions or omissions to act for which indemnification is not permitted hereunder. The Trust may purchase and pay for such types of insurance, including extended coverage liability and casualty and workmen's compensation, as would be customary for any person owning comparable property and engaged in a similar business and may name the Trustees and their Affiliates as additional insured parties thereunder, provided that such addition does not add to the cost of premiums payable by the Trust. The Trust may not incur the cost of any insurance which would insure the Trustees or their Affiliates against liabilities to which they are prohibited from being indemnified under Section 4.6; provided, however, that this prohibition shall not preclude the addition of such parties as additional insureds on any public liability insurance to the extent that such added parties do not increase the cost of such insurance to the Trust or to the extent that any additional cost is not borne by the Trust. Notwithstanding the foregoing, the Delaware Trustee shall be named as an additional insured on any public liability insurance policy at the expense of the Trust.

      (i) Determination of Adjusted Basis in Connection with Section 754 Election. The Managing Trustee is authorized to make the election under Section 754 of the Code, but is not obligated and does not expect to make the Section 754 election. If a Section 754 election is made, in determining the adjustment to any Beneficiary's proportionate share of the adjusted basis of Assets in connection with the Section 754 election, the Managing Trustee, for purposes of accounting simplicity, shall treat each Beneficiary who acquires one or more Interests at any time during a calendar month as having acquired the same at a price equal to the weighted average of the price paid for all Interests transferred during such month, irrespective of the date on or price at which such Interests actually were acquired by such Beneficiary during such month. The Managing Trustee shall be authorized to alter these accounting conventions and to conform such conventions with any regulations issued by the Treasury Department or rulings or advice of the Service, as the Managing Trustee shall determine necessary or appropriate, without Consent of any Beneficiary or the Special Beneficiary. To the extent the Managing Trustee is required to determine the adjusted basis of any Assets with respect to which the Code requires that records of such adjusted basis be kept and maintained by the Trust Beneficiaries, the Managing Trustee may request information regarding such adjusted basis from such Trust Beneficiary, in writing, and such Trust Beneficiary shall furnish such information to the Managing Trustee within 30 calendar days after such request is mailed by the Managing Trustee.

      4.3   Delegation of Powers.

      Except as otherwise provided under this Agreement or by law and subject to the provisions of Section 5.3 and 10.4, the Managing Trustee may delegate all or any of its duties under this Agreement to any of its officers, employees and agents and in furtherance of such delegation may elect, employ, contract or deal with any Person (including any Affiliate of the Managing Trustee).

      4.4   Reliance by Third Parties.

      No Person dealing with the Trust, or its assets, whether as mortgagee, assignee, purchaser, lessee, grantee or otherwise, shall be required to investigate the authority of the Managing Trustee in selling, assigning, leasing, mortgaging, conveying or otherwise dealing with any Assets or any part thereof, nor shall any such assignee, lessee, purchaser, mortgagee, grantee or other Person entering into a contract with the Trust be required to inquire as to whether the approval of the Trust Beneficiaries for any such sale, assignment, lease, mortgage, transfer or other transaction has been first obtained. Any such Person shall be conclusively protected in relying upon a certificate of authority or any other material fact signed by the Managing Trustee, or in accepting any instrument signed by the Managing Trustee in the name and on behalf of the Trust or the Managing Trustee.

      4.5 Limitations on the Exercise of Powers of Managing Trustee.

      The Managing Trustee shall not:

            (i) do any act in contravention of this Agreement or any applicable law or regulation;

            (ii) possess Trust property or assign the Trust's rights in specific Trust property for other than a Trust purpose;

            (iii) permit any Person to become a Trust Beneficiary, except as provided in or contemplated by this Agreement;

            (iv) knowingly commit any act that would subject any Trust Beneficiary to unlimited liability in any jurisdiction;

            (v) change the Trust's purposes from those set forth in Section 1.4;

            (vi) acquire any Assets in exchange for interests in the Trust;

            (vii) invest in junior chattel mortgages or deeds of trust, except that the Trust may acquire chattel mortgages or deeds of trust in connection with the sale of Assets;

            (viii) invest in or underwrite the securities of other issuers, except as provided in Sections 7.1 and 7.5;

            (ix) do any act required to be approved or ratified in writing by some or all Trust Beneficiaries under the Business Trust Act without such approval or ratification unless the right to do so is expressly otherwise given in this Agreement;

            (x) reinvest Distributable Cash From Operations in Assets; or

            (xi) cause the Trust to engage in any purchase or redemption of Interests if, and to the extent that, such purchase or redemption would result in the Trust being treated as a publicly traded partnership for purposes of Section 7704 of the Code.

      4.6   Liability for Acts or Omissions and Indemnification.

      Neither any Trustee nor its Affiliates shall have any liability to the Trust or to any other Trustee or any Trust Beneficiary for any loss suffered by the Trust which arises out of any action or inaction of the Trustee or its Affiliates while acting on behalf of, or in the course of performing services for, the Trust, if the Trustee, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute negligence or misconduct of the Trustee or its Affiliates. Each Trustee and its Affiliates shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Trust, provided that the same were not the result of negligence or misconduct on the part of the Trustee or its Affiliates and the Trustee determined in good faith that the course of conduct that caused the loss, judgment, liability or claim was in the best interest of the Trust. Notwithstanding the above, the

Managing Trustee and its Affiliates shall not be indemnified for any losses, liabilities or expenses arising from or out of any alleged violation of any obligations any such Person might have as ERISA fiduciaries unless (i) there has been a successful adjudication on the merits of each count involving alleged violations of such obligations as to the particular indemnitee and such court approves the indemnification of litigation costs, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and such court approves the indemnification of litigation costs, or (iii) a court of competent jurisdiction approves the settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. Further, notwithstanding the above, the Managing Trustee and its Affiliates and any Person acting as a broker-dealer shall not be indemnified for any losses, liabilities, or expenses arising from or out of any alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court of competent jurisdiction approves the indemnification of litigation costs, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and a court of competent jurisdiction approves the indemnification of litigation costs, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the Massachusetts Securities Division, the Michigan Corporations & Securities Bureau, the Pennsylvania Securities Commission, the Tennessee Securities Commission and the Commissioner of Corporations of the State of California with respect to the issue of indemnification for securities law violations. The Trust shall not incur the cost of a portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited; provided, however, that this prohibition shall not preclude the addition of such parties as additional insureds on any public liability insurance to the extent that such added parties do not increase the cost of such insurance to the Trust or to the extent that any additional cost is not borne by the Trust. Furthermore, any amount recoverable under this Section shall be recoverable only out of the assets of the Trust and not from the assets of any Trust Beneficiary.

      The Trust may make advances from Trust funds for legal expenses and other costs incurred as a result of any legal action to any Person permitted indemnification hereby (the "Indemnitee") provided (i) such suit, action or proceeding relates to or arises out of, or is alleged to relate to or arise out of, any action or inaction on the part of the Indemnitee in the performance of its duties or provision of its services by the Managing Trustee or its Affiliates on behalf of the Trust; (ii) the Indemnitee undertakes to repay any funds advanced pursuant to this Section 4.6 in cases in which the indemnitee would not be entitled to indemnification hereunder; and (iii) such suit, action or proceeding is initiated by a third party who is not a holder of the Interests; and (iv) such suit, action or proceeding is not initiated against the Managing Trustee or its Affiliates. If advances are permissible under this
Section 4.6, the Indemnitee shall furnish the Trust with an undertaking as set forth in the preceding sentence and shall thereafter bill the Trust from time to time for such amounts as the indemnitee is obligated to make payment therefor. The Trust shall pay any and all such bills and shall honor any and all such requests for payment for which the Trust is liable hereunder. In the event that a final determination is made that the Trust is not obligated hereunder for all or any portion of the amounts advanced to the Indemnitee, such Indemnitee shall refund such amount, plus interest thereon at the prevailing market rate of interest, within 45 days of such final determination, and in the event that a final determination is made that the Trust is so obligated in respect of any amount not paid by the Trust to a particular Indemnitee, the Trust shall pay such amount to such Indemnitee within 45 days of such determination.

      For purposes of this Section 4.6 only, the term "Affiliate" shall mean any person performing services on behalf of the Trust and acting on behalf of the Managing Trustee who (i) directly or indirectly controls, is controlled by, or is under common control with the Managing Trustee; (ii) owns or controls 10% or more of the outstanding voting securities of the Managing Trustee; (iii) is an officer, director, partner or trustee of the Managing Trustee; or (iv) if the Managing Trustee is an officer, director, partner or trustee, in any company for which the Managing Trustee acts in any such capacity.

      4.7   Compensation of Trustees.

      (a) Managing Trustee. The Managing Trustee shall not, in its capacity as Managing Trustee, receive any salary, fees, profits or Distributions except:

            (i) the Managing Trustee shall be entitled to receive the allocations and Distributions which are provided under Article VIII in respect of its Managing Trustee Interest; and

            (ii) the Managing Trustee and its Affiliates shall be entitled to receive reimbursement for expenses incurred by them in connection with the operation of the Trust, subject to the limitations set forth in Section 10.4.

      (b) Delaware Trustee. The Delaware Trustee shall receive an annual fee of $1,000, payable quarterly in advance, commencing with the first quarter following Closing. The Delaware Trustee shall also receive an initial fee of $1,000 payable at Closing. The Delaware Trustee shall also be entitled to reimbursement for any expenses incurred by it in the performance of its obligations hereunder. The Delaware Trustee, as such, shall not receive any other salary, fees, allocations of Profits or Losses or any Distributions. The fee of the Delaware Trustee may be modified from time to time as determined by the Managing Trustee in its sole discretion to compensate the Delaware Trustee appropriately for the performance of its duties hereunder.

      (c) Specific Fees. Notwithstanding the foregoing, the Managing Trustee and its Affiliates have the right to receive all fees and compensation specifically provided for in this Agreement. If the Managing Trustee or an Affiliate purchases Interests, it shall be entitled to the same benefits to which each Beneficiary is entitled with respect to his Interests, except as otherwise provided in Section 11.2(b).

      (d) Liability of Managing Trustee. The Managing Trustee, when acting in such capacity, shall be personally liable for the acts, omissions or obligations of the Trust, except as may be expressly provided to the contrary in any contractual agreement of the Trust. No other Trustee shall have any personal liability to any other Person for any act, omission or obligation of the Trust or any other Trustee.

      4.8   Resignation of Trustees.

      (a) No Managing Trustee may Resign unless (i) the Trust Beneficiaries have received 60 days' advance written notice of the Managing Trustee's intention to Resign, (ii) the Trust shall have received the opinion of Trust Counsel to the effect that such Resignation will not constitute a termination of the Trust or otherwise materially adversely affect the status of the Trust as an entity taxable as a partnership for federal income tax purposes, and (iii) a new Managing Trustee shall have been selected who, or which, (x) shall have expressed a willingness to become (and shall in fact duly become) the Substitute Managing Trustee, (y) shall satisfy the then applicable provisions of the Code and any applicable procedures, regulations, rules and rulings (including published private rulings) thereunder, including applicable net worth requirements, so that the Trust shall be classified as an entity taxable as a partnership for federal income tax purposes, and (z) shall have received the specific written Consent to such admission of a Majority in Interest of the Beneficiaries. In the event of the Resignation of a Managing Trustee, such Resigned Managing Trustee shall be liable for any costs or expenses incurred by the Trust as a result of such Resignation.

      (b) No Delaware Trustee may Resign unless (i) the Managing Trustee has received 60 days' advance written notice of the Delaware Trustee's intention to Resign, (ii) the Trust shall have received the opinion of Trust Counsel to the effect that such Resignation will not constitute a termination of the Trust or otherwise materially adversely affect the status of the Trust as an entity taxable as a partnership for federal income tax purposes, and (iii) a new Delaware Trustee shall have been admitted who, or which, shall satisfy the then applicable provisions of the Business Trust Act. In the event of the Resignation of a Delaware Trustee, such Resigned Delaware Trustee shall be liable for any costs or expenses incurred by the Trust as a result of such Resignation unless such resignation is at the request of the Managing Trustee.

      4.9   Removal of Trustees.

      A Trustee shall be deemed to have been removed (a "Removal") as a Trustee from the Trust upon the occurrence of any of the following events: (a) the Removal of the Trustee pursuant to a vote of the Beneficiaries made in accordance with Article XI, (b) the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, or an adjudication of bankruptcy, (c) the termination of the Trustee, or (d) any other involuntary event which constitutes an event of removal under the Business Trust Act.

      4.10  Consequences of Resignation or Removal.

      (a) Any Resigned or Removed Trustee or its legal representatives shall be entitled to receive from the Trust (i) (in the case of a Managing Trustee), any positive balance in its Capital Account (as adjusted to the date of such Resignation or Removal), provided, however, that in no event shall such amount exceed the fair market value of the Resigned or Removed Trustee's Interest, (ii) any amounts due and owing to it by the Trust less any amounts due and owing by it to the Trust, and (iii) the remaining balance, if any, of fees payable as and when due pursuant to this Agreement or any other written agreements between the Trust and such Trustee in its capacity as Trustee; provided, however, that the Resigned or Removed Trustee shall not be entitled to any such fees which had not yet been earned by it prior to its Resignation or Removal. The right of the Resigned or Removed Trustee or its legal representatives to payment of said amounts and fees shall be subject to any claim for damages which the Trust or any other Trustee or Trust Beneficiary may have against such Trustee or its legal representatives if such Resignation or Removal is in contravention of this Agreement.

      (b) The Managing Trustee hereby covenants and agrees, in the event of its Resignation or Removal, to transfer to a Substitute Managing Trustee selected as provided in Section 4.8 or Section 4.12 or to the Trust, such portion, if any, of its Managing Trustee's Interest as the Substitute Managing Trustee or the Trust shall elect to purchase. Any such transfer will be made in consideration of the payment by the Substitute Managing Trustee to the Resigned or Removed Managing Trustee or its legal representatives, of 86.5% of the fair market value of such Interest less any amounts payable pursuant to Section 4.10(a) by the Trust. The fair market value of the Trustee's Interest shall be as determined by the parties to the transfer, or otherwise in accordance with Section 11.3. The method of payment to the Resigned or Removed Managing Trustee must be fair and must protect the solvency and liquidity of the Trust. In the event of the Resignation of the Managing Trustee, payment may be made by means of a non-interest-bearing unsecured promissory note with principal payable, if at all, from Distributions which the Resigned Managing Trustee would have received but for its Resignation. In the event of the Removal of the Managing Trustee, the Substitute Managing Trustee or the Trust shall make such payment by means of a promissory note bearing interest at a floating annual rate equal to the prime rate of interest announced by Fleet Bank of Massachusetts, N.A., maturing in not less than five years with equal installments of principal and interest payable each year. Any portion of such Removed Managing Trustee's Interest which is not required to be transferred as aforesaid may be retained by such Removed Managing Trustee or its estate or legal representatives as appropriate. The Managing Trustee acknowledges and agrees that the payment of 86.5% of the fair market value of any portion of its Trustee's Interest which has been transferred shall be full payment for such Trustee's Interest. To the extent of such retained Trustee's Interest, if any, such Resigned or Removed Managing Trustee or its estate or legal representatives shall be treated as Trust Beneficiaries.

      (c) The Delaware Trustee hereby covenants and agrees, in the event of its Resignation or Removal, to transfer to a Substitute Delaware Trustee selected as provided in Sections 4.1 and 4.8, or to the Trust, such portion, if any, of its Trustee's Interest as the Substitute Delaware Trustee or the Trust shall elect to purchase. Any such transfer will be made in consideration of the payment by the Trust of one dollar, plus any amounts payable pursuant to Section 4.10(a) by the Trust.

      (d) If the Removal of the Managing Trustee shall occur as part of a removal and replacement of such Managing Trustee effected in accordance with
Article XI, the provisions of Article XI shall govern to the extent (if any) that the provisions of said Article XI are inconsistent with the provisions of this Section 4.10.

      4.11  Liability of Resigned or Removed Trustee.

      If the business of the Trust is continued after Resignation or Removal of the Trustee, the Resigned or Removed Trustee or its legal representatives shall remain liable for all obligations and liabilities incurred by it while a Trustee and for which it was liable as a Trustee, but shall be free of any obligation or liability incurred on account of or arising from the activities of the Trust from and after the time such Resignation or Removal shall have become effective.

      4.12  Continuation of Trust Business.

      Upon any Removal of the sole Managing Trustee, such Removed Managing Trustee or its representatives shall promptly notify the Trust Beneficiaries. In the event of a failure to give such notice, any Trust Beneficiary may notify the other Trust Beneficiaries of such circumstances. Any Trust Beneficiary may then propose for admission a Substitute Managing Trustee, unless a Substitute Managing Trustee shall have already been proposed by the Trust Beneficiaries pursuant to Article XI. If any remaining Managing Trustee is a sole Managing Trustee at the time of its Removal, then that subsequent Removal will be governed by the provisions of this Agreement relating to the Removal of a sole Managing Trustee. Any Substitute Managing Trustee proposed pursuant to this
Section 4.12 or Section 11.2 shall, with Majority Vote, become a Substitute Managing Trustee upon his or its execution of this Agreement and may thereupon elect to continue the Trust business. If no Substitute Managing Trustee has received such Majority Vote and executed this Agreement within one hundred eighty (180) days from the date of the Managing Trustee's Removal, then the Trust shall dissolve and its affairs shall be wound up.

      4.13  Powers and Limitations of Delaware Trustee.

      (a) Notwithstanding any other provision of this Agreement, unless specifically authorized in writing by the Managing Trustee and consented to by the Delaware Trustee, the Delaware Trustee shall not participate in any decisions or possess any authority or approval right with respect to the operation of any business of the Trust, the investment of Trust property or the payment of Distributions to the Beneficiaries. No amendment to this Agreement shall require the approval or signature of the Delaware Trustee. The Delaware Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents and to maintain all necessary records of the Trust as required by the Business Trust Act. The Delaware Trustee shall provide prompt notice to the Managing Trustee of its performance of the foregoing acts.

      (b) The Delaware Trustee shall not be liable for acts or omissions of the Managing Trustee and shall owe no other fiduciary duties to the Beneficiaries other than as expressly provided for in this Section 4.13.

      (c) The Delaware Trustee accepts the Trust hereby created and agrees to perform its duties hereunder with respect to the same but only upon the terms of this Agreement. The Delaware Trustee shall not be personally liable under any circumstances except (x) for its own misconduct or negligence or (y) for taxes, fees or other charges on, based on or measured by any fees, commissions or compensation received by the Delaware Trustee in connection with the provision of its services hereunder. In particular, but not by way of limitation:

            (i) No provision of this Agreement shall require the Delaware Trustee to expend or risk its personal funds, or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Delaware Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

            (ii) Under no circumstances shall the Delaware Trustee be personally liable for any indebtedness or obligation of the Trust;

            (iii) In the exercise or administration of its duties hereunder, the Delaware Trustee may, at the expense of the Trust, consult with counsel and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of such counsel; and

            (iv) The Delaware Trustee shall not be liable for the default or misconduct of the Managing Trustee and shall not be liable for any act or omission taken at the discretion of the Managing Trustee.

      (d) Notwithstanding anything in this Section 4.13, the Delaware Trustee shall be subject to the indemnification provisions contained in Section 4.6 of this Agreement.


                ARTICLE V - ADVISOR SERVICES AND COMPENSATION

      5.1   Compensation to Advisor and Certain Affiliates.

      The Advisor and other Affiliates of the Managing Trustee shall receive fees and compensation as follows:

            (a) For services rendered in connection with the sale of Class A Interests, the Trust will pay the Dealer-Manager a D-M Commission of 7% of the Gross Proceeds. The Dealer-Manager will reallow to each Soliciting Dealer a commission of 7% of the Gross Class A Proceeds per Class A Interest sold by such Soliciting Dealer. In addition, the Dealer-Manager, in its sole discretion, may reallow to a Soliciting Dealer all or a portion of the non-accountable expense allowance of 1.5% of Gross Class A Proceeds per Class A Interest and the accountable due diligence expense allowance of 0.5% of Gross Proceeds per Class A Interest under the Dealer-Manager Agreement payable with respect to the Interests sold by such Soliciting Dealer. The Dealer-Manager may retain the entire D-M Commission earned with respect to sales of Interests to the Managing Trustee or its Affiliates. Total payments, including commissions, expense allowances, any sales incentives, wholesaling fees and any and all other underwriting compensation made to the Dealer-Manager and the Soliciting Dealers in connection with the Class A Offering from all sources, including the Trust and the Dealer-Manager, will never exceed ten percent (10%) of Gross Class A Proceeds, except that up to an additional one-half of one percent (0.5%) of Gross Class A Proceeds may be paid for reimbursement of bona fide due diligence expenses.

            (b) For rendering services in connection with the initial acquisition of Assets by the Trust, the Trust shall pay to the Advisor Acquisition Fees and Acquisition Expenses equal to the lesser of (A) 0.28% of the Asset Base Price paid by the Trust for each Asset acquired or (B) a fee, which in conjunction with all other fees paid by or on behalf of the Trust to all Persons in connection with the acquisition of an Asset, the Managing Trustee believes to be competitive with that charged by non-Affiliated Persons for rendering comparable services. For rendering services in connection with the acquisition of additional Assets by the Trust through the reinvestment of Cash From Sales or Refinancings, the Trust shall pay to the Advisor Acquisition Fees and Acquisition Expenses equal to the lesser of (A) 3% of the Asset Base Price paid by the Trust for each Asset acquired or (B) a fee, which in conjunction with all other fees paid by or on behalf of the Trust to all Persons in connection with the acquisition of an Asset, the Managing Trustee believes to be competitive with that charged by non-Affiliated Persons for rendering comparable services. Notwithstanding the foregoing, the Trust's Investment in Assets shall not be less than the greater of (A) 80% of the Gross Proceeds, reduced by .0625% for each 1% of leverage encumbering Trust Assets, or (B) 75% of Gross Class A Proceeds. In no event, however, will the Trust's Investment in Assets be less than 90% of the Gross Class A Proceeds (including 1% of Gross Class A Proceeds for working capital reserves). To the extent that such limitation is not otherwise satisfied, Acquisition Fees and Acquisition Expenses payable or paid by the Trust to the Advisor will be reduced or refunded to the extent necessary to comply with such limitation. In addition, if Acquisition Fees or Acquisition Expenses are paid to the Advisor or an Affiliate thereof in connection with the reinvestment of Cash From Sales or Refinancings, such fees and expenses shall be limited so that the Trust's Investment in Assets, after taking into account the Front-End Fees and Expenses incurred in connection with the initial acquisition of the Trust's Assets, shall be equal to at least 90% of Gross Class A Proceeds (including up to 3% of Gross Class A Proceeds for working capital reserves) reduced by .0625% for each 1% of leverage encumbering the Trust's Assets, but not less than 85% of Gross Class A Proceeds (including up to 3% of Gross Class A Proceeds for working capital reserves). The total of all fees paid to all Persons in connection with the acquisition of Assets, when aggregated with all travel, communication and overhead reimbursements paid to the Managing Trustee or its Affiliates, shall not exceed a fee competitive with that charged by non-Affiliated Persons for rendering comparable services. No Acquisition Fees and Acquisition Expenses are payable with respect to Assets acquired with insurance proceeds or other indemnity payments to be leased under the original leases of lost or destroyed Assets except to the extent that insurance proceeds or indemnity payments are sufficient to pay such Acquisition Fees and Acquisition Expenses after deducting the Asset Base Price of the replacement Asset and payment of all existing indebtedness secured by the lost or destroyed Asset.

            (c) For Asset Management, the Trust shall pay the Advisor an Asset Management Fee, payable monthly, equal to the lesser of (A) the fees which the Managing Trustee reasonably believes to be competitive for similar services for similar assets or (B) 5% of gross lease rental revenues of the Trust from Operating Leases and 2% of gross lease rental revenues of the Trust from Full Payout Leases for the month for which such payment is being made. To the extent that the Trust does not have sufficient cash to pay the Asset Management Fee in full when due, any unpaid amount will be accrued and paid in the next succeeding month or months. No interest shall accrue on unpaid amounts of Asset Management Fee. The Advisory Agreement shall provide that it may be terminated by the Trust without penalty on no more than sixty (60) days' written notice to the Advisor. The Advisory Agreement shall also provide that it may be terminated by the Trust effective immediately and without penalty in the event of the Removal of the Managing Trustee.

            (d) For rendering services in connection with the sale of any Assets, the Trust shall pay to the Advisor a Subordinated Resale Fee in an amount equal to the lesser of (A) 3% of the gross sales proceeds of the Asset, or (B) one-half of a Competitive Asset Sale Commission; provided that in no event shall any such Subordinated Resale Fee be paid prior to Payout; and provided, further, that the Advisor shall not be entitled to receive any amount of Subordinated Resale Fee to the extent that such amount would cause the total compensation paid to all Persons, in connection with the sale of such Asset, to exceed a Competitive Asset Sale Commission. No interest shall accrue on unpaid amounts of the Subordinated Resale Fee. After Payout any and all Subordinated Resale Fees previously earned by the Advisor shall be paid by the Trust prior to any Distributions to the

      Participants.

            (e) The Trust shall pay the Managing Trustee and its Affiliates an amount equal to 1% of the Gross Class B Proceeds as a non-accountable expense allowance in connection with the Class B Offering.

      5.2   Other Interests of the Advisor and its Affiliates.

      The Advisor, the Managing Trustee and any other Affiliate of the Advisor may engage in or possess an interest in other business ventures (unconnected with the Trust) of every kind and description, independently or with others, including, but not limited to, serving as general partner of partnerships or trustees of trusts and participating in the equipment leasing business in all of its phases, which shall include, without limitation, ownership, operation, leasing, re-leasing, financing, refinancing, management and syndication of equipment and which may involve equipment competitive with any Asset. The officers and directors of the Managing Trustee and the Advisor will devote only such time to the affairs of the Trust as they, in their sole discretion, determine in good faith to be necessary for the business and operations of the Trust. Neither the Trust nor the Trust Beneficiaries shall have any rights in and to such independent ventures or the income or profits therefrom by reason of the Advisor's or Managing Trustee's position with the Trust. Notwithstanding the foregoing, the Managing Trustee will act at all times in a manner consistent with its fiduciary duties to the Trust.

      In the event the Managing Trustee is presented by the Advisor with a potential investment which might be made by the Managing Trustee, EFG or its Affiliates, including investment entities advised, managed, controlled or to be formed by the Managing Trustee, the Advisor and/or its Affiliates (collectively, the "Investment Entities"), the Managing Trustee will analyze the assets already purchased and investment objectives of each Investment Entity involved and will make the decision as to which Investment Entity will purchase the assets based upon such factors, among others, as (i) the amount of cash available in each Investment Entity for such acquisition and the length of time such funds have been available, (ii) the current and long-term liabilities of each Investment Entity, (iii) the effect of such acquisition on the diversification of each Investment Entity's equipment portfolio by type of equipment, (iv) the credit diversification (geographically and/or by industry) of each Investment Entity's equipment portfolio, (v) the estimated income tax consequences from such acquisition to the investors in each Investment Entity, (vi) the cash distribution objectives of each Investment Entity, (vii) the policy of each Investment Entity relating to leverage, and (viii) any specialized investment purpose of an Investment Entity (which may, in the discretion of the Advisor, entitle such entity to priority as to certain types of assets). If, after analyzing the foregoing and any other appropriate factors, the Managing Trustee determines that an acquisition would be equally suitable for more than one Investment Entity, then the Managing Trustee will purchase assets for the Investment Entities based on the length of time such funds have been available. In the event that two or more of AFG Investment Trust A, AFG Investment Trust B, AFG Investment Trust C and AFG Investment Trust D have a substantial portion of their uninvested Net Proceeds available at the same time for purchase of Assets, the Managing Trustee will allocate available Assets among them on a pro-rata basis, determined by the cash balances in each in excess of funds designated for its Reserve Account and for distribution to its Participants.

      In the event of a conflict between two or more Investment Entities advised or managed or controlled (or in the process of being formed) by the Managing Trustee, EFG or its Affiliates, for the financing of the acquisition of Assets contemporaneously, the Managing Trustee and EFG will seek to cause the available financing to be obtained by the Investment Entity that has been seeking financing the longest.

      In the event of a conflict between two or more Investment Entities, advised, managed or controlled by the Managing Trustee, EFG or an Affiliate, to re-lease or sell similar assets contemporaneously, the first opportunity to re-lease or sell equipment will generally be allocated to the Investment Entity attempting to re-lease or sell equipment which has been subject to the lease which expired first, or, if the leases expire simultaneously, the lease which was first to take effect. However, the Managing Trustee and EFG, in their discretion, may make exceptions to this general policy where Assets are subject to remarketing commitments or where there are other circumstances which, in their judgment, make the application of such policy inequitable for a particular Entity. In addition, exceptions to this general policy will be made when a buyer or new lessee indicates a preference for a specific item or items of equipment.

      5.3   Other Transactions Involving the Advisor and its Affiliates.

      Except as specifically permitted by this Agreement, the Managing Trustee is prohibited from entering into any agreements, contracts or arrangements on behalf of the Trust with the Advisor or any Affiliate (including the Managing Trustee itself). Such prohibition shall include, without limitation, that neither the Advisor nor any such Affiliate shall receive directly or indirectly a commission or fee in connection with the reinvestment of the proceeds of the sale or refinancing of any Equipment or in connection with any insurance obtained by the Trust except as provided in Section 5.1. In addition, in connection with any agreement entered into by the Trust with the Advisor or any Affiliate, no rebates or give-ups may be received by the Advisor or any such Affiliate, nor may the Advisor or any such Affiliate participate in any reciprocal business arrangements which would have the effect of circumventing any of the provisions of this Agreement.

      The Advisor and its Affiliates shall not receive any fees or compensation other than as provided for in Sections 4.7, 5.1, 7.4, 10.4(a) and 10.4(b). If the Advisor or an Affiliate purchases Interests, it shall be entitled to the same benefits to which each other Beneficiary is entitled, except as otherwise provided in Section 11.2(b).

                        ARTICLE VI - TRUST BENEFICIARIES

      6.1   Absence of Control over Trust Business.

      The Trust Beneficiaries hereby consent to the exercise by the Managing Trustee of the power conferred on the Managing Trustee by this Agreement. No Trust Beneficiary (except one who is also the Managing Trustee and then only in its capacity as the Managing Trustee) shall participate in or have any control over the Trust's business or have any right or authority to act for or to bind the Trust. No Trust Beneficiary shall have the right to have the Trust dissolved and liquidated or have his Capital Contributions returned except as provided in this Agreement.

      6.2   Limited Liability.

      Except as set forth below, each Trust Beneficiary in his capacity as a Trust Beneficiary shall be entitled, pursuant to ss. 3803 (a) of the Business Trust Act, to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. Except (i) as may otherwise be required by law, (ii) to the extent that a Trust Beneficiary may be liable to the Trust for an amount equal to any Distributions made to him if, after such Distribution is made, the then fair market value of the remaining Assets of the Trust is not sufficient to pay its then outstanding liabilities and (iii) as set forth below with respect to Foreign Beneficiaries, the liability of each Trust Beneficiary in his capacity as a Trust Beneficiary shall be limited to the amount of his Capital Contribution as described in Sections 3.2 and 3.4 and no Trust Beneficiary shall, in his capacity as Trust Beneficiary, have any further obligations to the Trust or be required to contribute any additional capital or loan any funds to the Trust.

      Notwithstanding the foregoing, each Foreign Beneficiary shall indemnify the Trust and the Trustees for any costs or expenses incurred by the Trust or the Trustees in connection with the withholding requirements applicable to Foreign Beneficiaries under the Code, including, without limitation, Sections 1441, 1442 and 1446.

      Upon issuance of the Class B Interests as provided in this Agreement, the Class B Interests so issued shall be deemed to be validly issued, fully paid and non-assessable.

      6.3   Fiduciary Duty of Managing Trustee to Trust Beneficiaries.

      No Trust Beneficiary shall forgo by means of contract the fiduciary duty owed to the Trust Beneficiary by the Managing Trustee under the Business Trust Act or the common law of the State.

               ARTICLE VII - INVESTMENT OBJECTIVES AND POLICIES

      7.1   Investment Objectives and Policies.

      The Managing Trustee shall use its best efforts to cause the Trust to follow the investment objectives and policies set forth in the Class A Prospectus. The Managing Trustee may not make substantial or material modifications in such investment objectives without Majority Consent. However, the Managing Trustee, in its sole discretion and as permitted by this Agreement but subject to any and all limitations on its exercise of such discretion contained in this Article VII, may alter the investment, borrowing or other policies of the Trust as set forth in the Class A Prospectus without the consent of any Trust Beneficiary to the extent the Managing Trustee deems such alterations to be necessary or appropriate to enable the Trust better to meet its investment objectives; provided, however, that in no event may the Managing Trustee alter the investment, borrowing or other policies of the Trust as set forth in the Class A Prospectus if such alteration would cause the investment, borrowing or other policies of the Trust to violate the NASAA Guidelines. In addition, the Managing Trustee may not alter the investment policies of the Trust to increase the amount of leverage which may be incurred by the Trust or to decrease the standards for determining a Creditworthy Lease Portfolio. All funds held by the Trust which are not invested in Assets (including subscription payments upon their release to the Trust) may be invested by the Trust in Permitted Investments. The Trust shall not make loans except in connection with the purchase, sale or other disposition of Assets. The Trust shall not redeem or repurchase Interests except to the extent that such Interests are forfeited in order to (a) prevent the assets of the Trust from being deemed plan assets or
(b) prevent Foreign Beneficiaries from remaining Trust Beneficiaries under certain circumstances provided herein or (c) as permitted by Section 9.6. The Managing Trustee shall use its best efforts to ensure that the Trust shall not be deemed an investment company, as such term is defined in the Investment Company Act of 1940.

      7.2   Assets and Lessees.

      The Trust shall acquire various types of Assets as provided in the Class A Prospectus.

      7.3 Sales and Leases of Assets from or to the Managing Trustee and its Affiliates.

      The Trust may not purchase Assets in which the Managing Trustee or any of its Affiliates (the "Interested Parties") has an interest except for Assets acquired on an interim basis (generally not in excess of six months) by one of the Interested Parties for the purpose of facilitating the acquisition by the Trust of the Asset or obtaining financing for the Trust or in connection with a Joint Venture. The Trust may not purchase Assets from any program in which the Managing Trustee or any of its Affiliates has an interest; provided that such restriction shall not prohibit the Trust from being a participant in a Joint Venture.

The Trust may acquire any such Assets from the Interested Parties only if: (i) such acquisition is in the best interests of the Trust; (ii) such Asset is purchased by the Trust for a price no greater than the Asset Base Price; (iii) there is no difference in interest terms of the loans secured by such Asset at the time acquired by one of the Interested Parties and the time acquired by the Trust, unless any such difference is favorable to the Trust; and (iv) no other benefit arises out of such transaction to the Interested Parties apart from compensation otherwise permitted by this Agreement. Assets shall not be acquired from an Interested Party if such transaction would involve the payment of duplicative Asset Management Fees or other fees or would have the effect of circumventing any of the restrictions on and prohibitions of transactions involving conflicts of interest contained herein. The aggregate primary term rental payments received or accrued to the Interested Parties with respect to Assets prior to the time that the Trust purchases the Asset from the Interested Parties shall reduce the purchase price paid by the Trust for such Asset by such amounts unless such primary term rental payments are assigned to the Trust.

      If one of the Interested Parties purchases an Asset in its own name in order to facilitate the ultimate purchase by the Trust, the Trust may purchase such Asset and such Interested Party will be entitled to receive interest on the funds expended for such purchase on behalf of the Trust. Interest on such temporary purchases will be charged at a floating rate equal to the rate of interest charged by third party financing institutions on comparable loans for the same purpose (but not in excess of 2% per annum over the base rate from time to time announced by Fleet Bank of Massachusetts, N.A. Interest shall accrue and be payable at the above-determined rate from the date of the Managing Trustee's or Affiliate's acquisition of the Asset until such Asset is sold to the Trust.

      The Trust shall not lease Assets from or to the Interested Parties. The Trust shall not sell Assets to the Interested Parties, except as provided in this Section.

      7.4 Loans to or from the Managing Trustee and its Affiliates.

      No loans may be made by the Trust to the Managing Trustee or its Affiliates. The Managing Trustee or its Affiliates may loan funds on a short-term basis to the Trust but only with interest rates equal to the amounts that are charged (without reference to the Managing Trustee's or any Affiliate's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose (but not in excess of 2% per annum over the base rate from time to time announced by Fleet Bank of Massachusetts, N.A.). Interest on such loans will begin to accrue on the date the loan is funded. Neither the Managing Trustee nor any Affiliate shall provide permanent financing for the Trust, and all payments of principal and interest on any financing provided by the Managing Trustee or any of its Affiliates shall be due and payable within 12 months after the date of the loan. Neither the Managing Trustee nor any Affiliate may receive points or other financial charges or fees (excluding interest charges) in respect of any loans to the Trust, although the Managing Trustee's or an Affiliate's compensation (specifically, Acquisition Fees and Asset Management
Fees) may be increased as an indirect result of such loans.

      Any borrowings from the Managing Trustee or its Affiliates incurred for organization and offering expenses will be non-interest-bearing and will be repaid out of offering proceeds (subject to the limitations of Section 10.4). The Trust shall not enter into any borrowing arrangement with the Managing Trustee or its Affiliates which calls for a prepayment charge or penalty to be paid to the Managing Trustee or its Affiliates.

      7.5   Joint Investments.

      The Trust shall not make investments in the limited partnership interests or other equity interests of any other program. The Trust may enter into a general partnership, joint venture, trust or other business arrangement (other than a corporation) (collectively, a "Joint Venture") with an Unaffiliated Person if all of the following conditions are satisfied. First, the Trust shall acquire a controlling interest in any such Joint Venture. For purposes hereof, the Trust shall be deemed to have a controlling interest in such Joint Venture if (i) the Trust holds or is contractually entitled to acquire an interest of not less than 50% in the capital and profits of the Joint Venture and the Joint Venture agreement or related documents grant to the Trust and its Affiliates the joint right to make basic management decisions concerning the leasing, financing, refinancing, sale or other disposition of the Assets or (ii) the Trust holds a less than 50% interest in the capital and profits of the Joint Venture, but the Joint Venture Agreement or related documents grant to the Trust and its Affiliates the exclusive right to make all basic management decisions concerning the leasing, financing, refinancing, sale or other disposition of the Asset. Second, no such Joint Venture shall be entered into by the Trust which involves the payment of duplicative equipment management or other fees or which would have the effect of circumventing any of the restrictions on and prohibitions against transactions involving conflicts of interest contained in this Agreement. Third, such Joint Venture must either own specific Assets or be in the process of acquiring specific Assets (i.e., a commitment for the purchase of the specific Asset has been executed, but the Joint Venture has not yet acquired title to or paid for the Asset). The Trust may enter into Joint Ventures which satisfy the preceding requirements with respect to any Asset at any time during the life of the Trust; provided, however, that Offering Proceeds received directly by the Trust from Beneficiaries are invested within 24 months after commencement of the Offering. In no event may a Trust enter into a Joint Venture if by means of the Joint Venture the Trust will acquire Assets from a program in which the Managing Trustee or any of its Affiliates has an interest in contravention of the provisions of Section 7.3 of this Agreement.

      The Trust may enter into Joint Ventures with Affiliates of the Managing Trustee or EFG or programs sponsored by the Managing Trustee or its Affiliates (including Joint Ventures organized after the Closing) (collectively, "Affiliated Venturers") but only if (i) such Affiliated Venturers are limited or general partnerships, trusts, joint ventures, unincorporated associations or similar organizations other than a corporation formed for the primary purpose of investment in and operation of or gain from an interest in equipment, (ii) such Affiliated Venturers have substantially identical investment objectives and management compensation provisions to those of the Trust, (iii) no such Joint Venture shall be entered into by the Trust which involves the payment of duplicative equipment management or other fees or which would have the effect of circumventing any of the restrictions on and prohibitions of transactions involving conflicts of interest contained in this Agreement, (iv) the compensation to the Managing Trustee and its Affiliates with respect to such Joint Ventures shall be substantially identical to the compensation described in this Agreement, (v) in the event of a proposed sale of the Asset or interest therein initiated by another Joint Venture partner, the Trust must have a right of first refusal, pro rata with the other remaining parties, to purchase the other party's or parties' interest, (vi) the Joint Venture is done either for the purpose of effecting appropriate diversification for such programs or for the purpose of relieving the Managing Trustee from a commitment entered into in connection with the acquisition of an Asset which was acquired for subsequent transfer to the Trust, and (vii) the investment by each party must be on substantially the same terms and conditions except as a result from varying percentage interests in the Joint Venture. The Trust will not acquire any Asset through a Joint Venture with EFG or any non-corporate Affiliate unless it is intended that such Joint Venture will be temporary in nature and will not last more than six months. Further, no lender to a Joint Venturer may have a security or other interest in the Trust's interest in the Joint Venture except to the extent of funds loaned directly to or for the benefit of the Trust. The Trust may cease to be a party to a Joint Venture by sale of its interest to another Joint Venturer or to a third-party purchaser. The Trust will not acquire Assets through a Joint Venture with the Managing Trustee or any other corporate Affiliate of EFG.

      The Trust may also enter into a Joint Venture with one or more unaffiliated Persons and one or more Affiliated Venturers provided that (i) the Trust and its Affiliated Venturers acquire collectively a controlling interest (as such term is described above) in such Joint Venture; (ii) the conditions set forth in subsections (i)-(iii) and (vi) above are satisfied; (iii) the Joint Venture Agreement or related documents grant to the Trust and its Affiliated Venturers the joint right to make basic management decisions concerning the leasing, financing, refinancing, sale or other disposition of the Asset; and
(iv) in the event of a proposed sale of the Asset or interest therein initiated by another Affiliated Joint Venture partner, the Trust has a right of first refusal, pro rata with the other Affiliated Venturers only, to purchase all other Affiliated Venturers' interests therein. Notwithstanding anything contained in this Section 7.5 to the contrary, the Trust may enter into Joint Ventures only where such investments will further the investment objectives of the Trust and where such Joint Ventures do not involve the payment to the Managing Trustee, the Advisor or any Affiliate of the foregoing, equipment management or other fees that would not be permitted under this Agreement.

      7.6   Resales.

      No exclusive listing for the sale of Assets shall be granted to the Managing Trustee or any of its Affiliates.

      7.7   In-Kind Distributions.

      The Trust shall not make in-kind distributions to the Participants.

      7.8   Roll-Ups.

      The Trust shall not participate in any proposed Roll-Up if any of the following conditions are present:

            (i) the proposed Roll-Up would result in the Beneficiaries having voting rights in the Roll-Up Entity which are less than those contained in this Agreement. If the Roll-Up Entity is a corporation, the voting rights of the Beneficiaries shall correspond to the voting rights provided for in this Agreement to the greatest extent possible;

            (ii) the proposed Roll-Up includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities in the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity);

            (iii) the proposed Roll-Up would limit the ability of a Beneficiary to exercise the voting rights of his securities of the Roll-Up Entity on the basis of the number of Interests held by the Beneficiary;

            (iv) the Beneficiaries' rights of access to the records of the Roll-Up Entity will be less than those provided in this Agreement;

            (v) any of the costs of the proposed Roll-Up would be borne by the Trust if the Roll-Up is not approved by the Beneficiaries; or

            (vi) the Person sponsoring the Roll-Up fails to offer the Beneficiaries who vote on the proposal the choice of (a) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or (b) one of the following: (i) remaining as Beneficiaries in the Trust and preserving their interests therein on the same terms and conditions as existed previously; or (ii) receiving cash in an amount equal to the Beneficiaries' pro-rata share of the appraised value of the net assets of the Trust.

      (b) If the Trust may participate in a Roll-Up pursuant to this Section, an appraisal of all assets of the Trust shall be obtained from a competent, Independent Expert. The assets of the Trust shall be appraised on a consistent basis. The appraisal shall be based upon an evaluation of all relevant information and shall indicate the value of the Trust's assets as of a date no earlier than 30 days prior to the announcement of the proposed Roll-Up. The appraisal shall assume an orderly liquidation of the Trust's assets over a 12 month period. If the appraisal will be included in a Prospectus used to offer the securities of the Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for the offering. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Trust and the Beneficiaries. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Beneficiaries in connection with the proposed Roll-Up.

      7.9   Change in Investment Objective and Policies.

      The Managing Trustee shall be subject to the limitations provided in this
Article VII in its administration of the Trust unless Majority Consent is obtained.

                 ARTICLE VIII - DISTRIBUTIONS AND ALLOCATIONS

      8.1   Distribution of Distributable Cash.

      (a) In General. Distributions prior to dissolution shall be made to the Participants within 45 days after completion of each month of each fiscal year. However, a Beneficiary may elect to have such Distributions made to him on a quarterly basis. Such election must accompany the Beneficiary's Subscription Agreement or be delivered to the Managing Trustee in writing on the anniversary of the Trust's Closing. Notwithstanding the foregoing, the Managing Trustee may, in its sole discretion, restrict or suspend Distributions if it believes such action to be in the best interests of the Trust. Commencing as of the Distribution Commencement Date, each Distribution shall be made (i) 90.75% to the Beneficiaries, (ii) 8.25% to the Special Beneficiary and (iii) 1% to the Managing Trustee.

      Distributions so to be made to the Class A Beneficiaries and the Class B Beneficiaries will be allocated as follows, on a quarterly non-cumulative basis (pro rated for fractional quarters):

      Prior to Class B Payout:

            first, 100% to the Class A Beneficiaries up to $0.41 per Class A Interest;

            second, 100% to the Class B Beneficiaries up to $0.164 per Class B Subordinated Interest, reduced by the Class B Distribution Reduction Factor;

            third, 100% to the Class A Beneficiaries up to an additional $0.215 per Class A Interest; and

            fourth, until Class B Payout has been attained, 80% to the Class B Beneficiaries and 20% to the Class A Beneficiaries.

      After Class B Payout:

            all further Distributions will be made to the Class A Beneficiaries and the Class B Beneficiaries in amounts so that each Class A Beneficiary receives with respect to each Class A Interest an amount equal to 400%, divided by the difference between 100% and the Class B Capital Reduction Factor, of the amount so distributed with respect to each Class B Interest.

      (b) Liquidation Distributions. Upon dissolution and termination of the Trust, after payment of, or adequate provision for, the debts and obligations of the Trust, the remaining assets of the Trust (or the proceeds of sales or other dispositions in liquidation of Trust assets, as may be determined by the remaining or surviving Trustees) shall be distributed to the Participants in accordance with the positive balances in their Capital Accounts after taking into account all Capital Account adjustments for the Trust's taxable year, including adjustments to Capital Accounts pursuant to Section 8.2(a). In the event that the Managing Trustee has a deficit balance in its Capital Account following the liquidation of the Trust or its interest in the Trust as determined after taking into account all Capital Account adjustments for the Trust taxable year in which such liquidation occurs, the Managing Trustee shall pay to the Trust in cash an amount equal to the deficit balance in its Capital Account by the end of such taxable year (or, if later, within ninety (90) days after the date of such liquidation) which amount shall, upon liquidation of the Trust, be paid to recourse creditors of the Trust or distributed to the Trust Beneficiaries in accordance with their positive Capital Account balances.

      (c) Notwithstanding the provisions of Sections 8.1(a) and 8.1(b), the Managing Trustee shall have the right to withhold funds from Distributions to be made to Beneficiaries who are Foreign Beneficiaries or deduct certain amounts from such Distributions under the circumstances set forth in Section 8.4(h). Any such withholdings or repayments or deductions shall be deemed to have been Distributions made to such Foreign Beneficiaries for all purposes of this Agreement.

      (d) Promptly after the Class B Closing, the Trust will make the Special Class A Distribution to the Class A Beneficiaries.

      (e) The Trust will make Class B Capital Distributions not later than the expiration of the Initial Redemption Period provided that there are proceeds remaining from the Class B Offering after paying Class B Offering expenses making the Special Class A Distribution and redeeming Class A Interests pursuant to the last paragraph of Section 9.6.

      8.2   Allocation of Profits and Losses.

      (a) Profits from the normal operations of the Trust or from Sales or Refinancings or a Dissolution Event for each fiscal year or portion thereof will be allocated:

            First, to the extent that the Managing Trustee or any Trust Beneficiary has a negative balance in its or his Capital Account (after taking into account the reduction in Capital Accounts resulting from Distributions during such fiscal year), to such Person(s) until such Capital Account balance(s) are increased to zero; and if profits are insufficient to bring all such Capital Accounts up to zero, then pro rata according to the negative balances in their respective Capital Accounts; and

            Second, any remaining Profit shall be allocated among the Managing Trustee, the Beneficiaries and the Special Beneficiary in such a manner that, as of the end of such fiscal year the Capital Account of each shall be equal (after taking into account the reduction in such Capital Account resulting from any Distributions made during the fiscal year) to the respective net amounts which would be distributed to each under this Agreement if the Trust were to (i) sell its remaining assets for an amount equal to their adjusted basis determined under Regulation Section 1.704-1(b)(2)(iv)(g) and (ii) distribute all such proceeds and any other Trust cash not previously distributed pursuant to Section 8.1(a).

            Notwithstanding the foregoing, no Profit shall be allocated under
      Section 8.2(a) Clause Second to the extent that an allocation of Profit has been made under Section 8.2(a) Clause First to offset a reduction in Capital Account(s) resulting from a Distribution made to the Managing Trustee or a Trust Beneficiary during such fiscal year.

      Losses from the normal operations of the Trust or from Sales or Refinancings or a Dissolution Event for each fiscal year or portion thereof will be allocated:

            First, to the extent that the Managing Trustee or any Class B Beneficiary has a positive balance in his Capital Account, to such Person(s) until such Capital Account balance(s) are decreased to zero, and if Losses are insufficient to reduce all such Capital Accounts to zero, then pro rata according to the positive balances in each Capital Account; and

            Second, to the extent that any Class A Beneficiary has a positive balance in his Capital Account, to such Class A Beneficiary(ies) until such Capital Account balance(s) are decreased to zero, and if Losses are insufficient to reduce all such Capital Accounts to zero, then pro rata according to the positive balances in each Capital Account; and

            Third, the remainder to the Managing Trustee.

      (b) Notwithstanding Section 8.2(a), in no event shall there be allocated to the Managing Trustee less than 1% of the Profits or Losses of the Trust unless such allocation is mandated by Section 704(b) or Section 704(c) of the Code. In the event that the amount of Profits and Losses allocable to the Managing Trustee under Section 8.2(a) is less than 1% of the aggregate amount, then the amounts otherwise allocable first to the Special Beneficiary and then to the Beneficiaries shall be reduced in order to provide the Managing Trustee with its 1% share.

      (c) All Profits, Losses and Distributions made or allocated to the Participants shall be credited or charged, as the case may be, to their respective Capital Accounts.

      (d) The terms "Profits" and "Losses" used in this Agreement shall mean income and losses, and each item of income, gain, loss, deduction or credit entering into the computation thereof, as determined in accordance with the accounting methods followed by the Trust and consistent with Treasury Regulation
Section 1.704-(1)(b)(2)(iv). Profits and losses for federal income tax purposes shall be determined in the same manner as Profits and Losses except as otherwise provided in Section 8.4(a).

      8.3   Recourse to Trust Assets Only.

      The Participants shall look solely to the assets of the Trust for the return of their respective Capital Contributions or any other Distributions with respect to their Interests. If the assets remaining after payment or discharge, or provision for payment or discharge, of Trust debts and liabilities are insufficient to return the Capital Contributions or to make any other Distribution to the Participants, no such person shall have any recourse against personal assets of any other Participant for that purpose, except to the limited extent set forth in Sections 4.6 and 8.1(b).

      8.4   Special Provisions.

      Notwithstanding anything contained in this Article VIII to the contrary:

      (a) Income, gain, loss, and deduction with respect to Trust property which has a variation between its basis computed in accordance with Treasury Regulation Section 1.704(1)(b) and its basis computed for federal income tax purposes shall be shared among the Participants for federal income tax purposes so as to take account of such variation in a manner consistent with the principles of Section 704(c) of the Code and Treasury Regulation Section 1.704-3.

      (b) (i) All Distributions or allocations to the Class A Beneficiaries, other than those based on the Capital Account balances, shall be shared by the Class A Beneficiaries in the ratio of the aggregate number of Class A Interests held by each of them to the total number of Class A Interests held by all of them.

            (ii) Except as otherwise provided pursuant to this Agreement, for each taxable year (i) Profits and Losses from normal operations and any special allocations of items thereof shall be allocated by determining the Profits and Losses from normal operations and any special allocations of items thereof attributable to each fiscal quarter on the basis of interim closings of the books of the Trust as of the close of business on the last day of each such fiscal quarter and by allocating the amount of such Profits and Losses from normal operations and special allocations of items thereof, among the Persons that are Beneficiaries as of the close of business on the last day of each month during such fiscal quarter in proportion to the aggregate number of Interests owned by each such Person as of the close of business on the last day of each such month, and (ii) Profits and Losses from Sales or Refinancings and any special allocations of items thereof allocable with respect to the Interests that have been transferred shall be allocated to the Persons that are Beneficiaries as of the close of business on the last day of the month that includes the date of the Sale or Refinancing to which such Profit or Loss from Sales or Refinancings is attributable, except that any such Profit from Sales or Refinancings that is recognized by the Trust upon the receipt of a deferred payment after the close of the month that includes the date of the Sale or Refinancing relating to such deferred payment shall be allocated to the Persons that are Beneficiaries as of the close of business on the last day of the month in which the Trust receives such deferred payment; provided, however, that notwithstanding anything to the contrary contained herein, the Managing Trustee may, after sixty days' prior notice to the Beneficiaries, allocate Profits and Losses from normal operations and from Sales or Refinancings and special allocations among the Beneficiaries during the taxable year in any other manner that the Managing Trustee, in its sole discretion, determines will satisfy Sections 704 and 706 of the Code and the taking of any such action by the Managing Trustee shall be deemed to effect an amendment to this Agreement and shall not require the Consent of any Beneficiary.

            (iii) Distributable Cash from Operations distributable to the Beneficiaries with respect to each month shall be distributed among the Persons that are Beneficiaries as of the close of business on the last day of the month with respect to which such Distribution is made and Distributable Cash from Sales or Refinancings distributable to the Beneficiaries shall be distributed to the Persons that are Beneficiaries as of the close of business on the last day of the month that includes the date of the Sale or Refinancing to which any such Distributable Cash from Sales or Refinancings is attributable; provided, however, Distributable Cash from Sales or Refinancings that is attributable to deferred payments and interest thereon received by the Trust after the close of the month that includes the date of the Sale or Refinancing relating to any such deferred payment shall be distributed to the Persons that are Beneficiaries as of the close of business on the last day of the month that includes the date such Distributable Cash from Sales or Refinancings is paid to the Trust; and provided, further, that, notwithstanding anything contained herein to the contrary, the Managing Trustee may, after giving sixty days' prior notice to the Beneficiaries, adopt any other method for determining the distributions of Distributable Cash from Operations or Distributable Cash from Sales or Refinancings to which the Beneficiaries are entitled, that the Managing Trustee, in its sole discretion, determines is reasonable, and the taking of any such action by the Managing Trustee shall be deemed to effect an amendment to this Agreement and shall not require the Consent of any Beneficiary.

            (iv) All Distributions or allocations to the Class B Beneficiaries, other than those based on the Capital Account balances, shall be shared by the Class B Beneficiaries in the ratio of the aggregate number of Class B Interests held by each of them to the total number of Class B Interests held by all of them.

      (c) To the extent that interest on loans made by the Managing Trustee or its Affiliates is determined to be deductible by the Trust in excess of the amount of interest actually payable, such additional interest deduction shall be allocated solely to the Managing Trustee.

      (d) If any Trust expenditure treated as a deduction on its federal income tax return is disallowed as a deduction and treated as a distribution to the Managing Trustee or the Special Beneficiary pursuant to Section 731(a) of the Code, there shall be a special allocation of gross income to the Managing Trustee or the Special Beneficiary equal to the amount of such distribution.

      (e) If a Trust Beneficiary unexpectedly receives (1) an allocation of loss or deduction made (a) pursuant to Section 704(e)(2) of the Code to a donee of an interest in the Trust, (b) pursuant to Section 706(d) of the Code as the result of a change in any Trust Beneficiary's interest in the Trust, or (c) pursuant to Treasury Regulation Section 1.751-1(b)(2)(ii) as the result of a distribution by the Trust of unrealized receivables or inventory items or (2) a Distribution, and such allocation and/or Distribution would cause a deficit in a Trust Beneficiary's Capital Account, then such Trust Beneficiary shall be allocated items of income and gain in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. For purposes of this Article, a Trust Beneficiary's Capital Account shall be treated as reduced by Qualified Income Offset Items.

      (f) Except as otherwise provided herein, each Beneficiary shall be allocated Profits and Losses in accordance with this Section 8.4 from the first day of the calendar month in which he becomes a Beneficiary.

      (g) The Trustees shall have the right, from time to time and at such times as they shall determine, to request each Beneficiary to certify to the Trust, in form acceptable to the Trustees, that such Beneficiary is not a nonresident alien individual or foreign partnership within the meaning of Section 1441 of the Code, a foreign corporation within the meaning of Section 1442 of the Code or a Person who is not a United States person within the meaning of Section 1446 of the Code. Any Beneficiary who fails to deliver this certification shall be treated for all purposes of this Agreement as a Foreign Beneficiary until such time as such Beneficiary delivers an acceptable certification to the Trust.

      (h) The Trustees shall have the right, with respect to any Beneficiary who is determined to be a Foreign Beneficiary, to (i) pay over to the Service on behalf of such Foreign Beneficiary such amounts as they may determine may be required to comply with the Code, including without limitation Sections 1441, 1442 and 1446 and (ii) to deduct and maintain in a non-interest bearing escrow account for the benefit of such Foreign Beneficiary all or a portion of Distributions to be made to such Foreign Beneficiary to the extent that the Managing Trustee determines that such distributions may be needed by the Trust to comply at a later date with the Code, including without limitation Sections 1441, 1442 and 1446, or to repay principal, interest and other borrowing costs on any borrowings made by the Trust to comply with the requirements of the Code, including without limitation Sections 1441, 1442 or 1446. To the extent that the Managing Trustee determines that any amounts deducted from the Distributions of any Foreign Beneficiaries under clause (ii) above are not needed to enable the Trust to comply with the Code, including without limitation Sections 1441, 1442 and 1446, or (iii) to pay principal, interest or other borrowing costs on any borrowings made by the Trust in connection therewith, such amounts shall be paid over to the Foreign Beneficiaries with respect to whom the amounts were deducted. Any Foreign Beneficiary shall on demand reimburse the Trust for any amounts received by such Foreign Beneficiary as Distributions which are necessary to satisfy the Trust's obligations under the Code, including, without limitation, Sections 1441, 1442 and 1446. Each Foreign Beneficiary hereby grants to the Trust a first lien and security interest in and to the Interests of such Foreign Beneficiary and all proceeds thereof to secure the obligations of such Foreign Beneficiary under this Section 8.4(h) and the indemnification by each Foreign Beneficiary described in Section 6.2.

      (i) To the extent that the Trust incurs any costs or expenses in connection with the withholding obligation described in Section 8.4(h), such costs or expenses shall be allocated solely to the Foreign Beneficiaries (and shall not enter into the computation of Profits and Losses allocated under
Section 8.2) and shall reduce their Capital Accounts accordingly.

      (j) If the Managing Trustee determines, after consultation with tax counsel, that the allocation of any item of Trust income, gain, loss, deduction or credit will not be recognized for federal income tax purposes, the Managing Trustee is authorized to amend this Agreement to cure such defect without the consent of Trust Beneficiaries.

      (k) If any profit arises from the disposition of any Trust asset which shall be treated as ordinary income under the depreciation recapture provisions of the Code, then the full amount of such gain shall be allocated among the Managing Trustee and Trust Beneficiaries in the proportions that the Trust deductions from the depreciation giving rise to such recapture were actually allocated. In the event that subsequently enacted provisions of the Code result in other recapture income, no allocation of such recapture income shall be made to any Managing Trustee or Trust Beneficiary who has not received the benefit of those items giving rise to such other recapture income.

      (l) With respect to assets distributed in kind to the Managing Trustee and Trust Beneficiaries in liquidation or otherwise, (i) any unrealized appreciation or unrealized depreciation in the values of such assets shall be deemed to be profits and losses realized by the Trust immediately prior to the liquidation or other distribution event; and (ii) such profits and losses shall be allocated to the Managing Trustee and Trust Beneficiaries in accordance with Section 8.2(a), and any property so distributed shall be treated as a distribution of an amount in cash equal to the excess of such fair market value over the outstanding principal balance of and accrued interest on any debt by which the property is encumbered. For the purposes of this Section 8.4(l), "unrealized appreciation" or "unrealized depreciation" shall mean the difference between the fair market value of such assets, taking into account the fair market value of the associated financing (but subject to Section 7701(g) of the Code) and the Trust's adjusted basis for such assets as determined under Section 1.704-1(b). This Section 8.4(l) is merely intended to provide a rule for allocating unrealized gains and losses upon liquidation or other distribution event, and nothing contained in this Section 8.4(l) or elsewhere herein is intended to treat or cause such distributions to be treated as sales for value. The fair market value of such assets shall be determined by an appraiser to be selected by the Managing Trustee.

      (m) If the Managing Trustee determines that it is in the best interests of the Trust and it is permitted under Treasury Regulation Section 1.704-1(b)(2)(iv)(f), the Managing Trustee may re-value the assets of the Trust to reflect their fair market value and adjust the Capital Accounts of the Managing Trustee and the Trust Beneficiaries to reflect the difference between such fair market value (referred to herein as the "Book Value") and the Trust's tax basis in such assets (or, in the case of a prior revaluation, the Trust's prior Book Value). The Managing Trustee is authorized to take whatever actions it deems necessary or appropriate to effect this revaluation of assets and the equitable adjustment of Capital Accounts on behalf of the Trust. In the event of a revaluation of Trust assets pursuant to this Section 8.4(m), subsequent allocations of gain, income, loss and deduction (including, without limitation, cost recovery and amortization deductions) with respect to such assets for the purpose of computing Profits or Losses shall be determined based on the Book Value of such assets and shall be computed consistent with Treasury Regulation
Section 1.704-1(b)(2)(iv)(g). Allocations of gain, income, loss and deduction (including, without limitation, cost recovery and amortization deductions) with respect to such assets for the purpose of computing profits, losses and gains for tax purposes shall be allocated among the Managing Trustee and the

Trust Beneficiaries in accordance with the principles of Section 704(c) of the Code and Treasury Regulation Section 1.704-3.

      (n) Section 704 of the Code and the Regulations issued thereunder, including but not limited to the provisions of such regulations addressing minimum gain chargeback requirements and allocations of deductions attributable to nonrecourse debt and partner nonrecourse debt, are hereby incorporated by reference.

                       ARTICLE IX - TRANSFER OF INTERESTS

      9.1 Withdrawal of a Beneficiary.

      Subject to compliance with this Agreement, a Beneficiary may withdraw from the Trust only by assigning or otherwise transferring his Beneficiary Interest specified in this Article IX. The withdrawal of Beneficiaries shall not dissolve or terminate the Trust. In the event of the withdrawal of a Beneficiary because of death, legal incompetence, dissolution or other termination, the estate, legal representative or successor of such withdrawn Beneficiary shall be deemed to be the assignee of such withdrawn Beneficiary's Interest and may become a Substitute Beneficiary upon compliance with the provisions of Section 9.3.

      9.2         Assignment.

      Subject to Section 4.2(a)(viii) and Section 9.4, each Beneficiary may Assign all or a portion of his Beneficiary Interest (but not less than the Minimum Investment Amount) to another Person (the "Transferee") without the Consent of any Beneficiary, provided that the following conditions are met: (i) the Transferee delivers to the Managing Trustee a duly executed and completed assignment form in form satisfactory to the Managing Trustee (which is available upon request from the Managing Trustee) not less than 30 days in advance of such Assignment in which the Transferee agrees to be bound by the Agreement and which will contain various representations, including whether or not he is an Eligible Citizen; (ii) the Transferee satisfies the investor suitability standards applicable to the original Offering; (iii) the Assignment complies with all applicable laws and regulations, including, without limitation, such minimum investment and investor suitability requirements as may then be applicable under state or foreign securities laws; (iv) the Transferee executes a power of attorney which provides the Managing Trustee with authority to execute certain documents on his behalf; (v) the Transferee (or the Beneficiary) pays a transfer fee, not to exceed $100 per Assignment, to cover the expenses incurred in connection therewith; and (vi) the Managing Trustee consents to the Assignment (which consent may be withheld if the conditions to such Assignment are not met or if such Assignment would constitute a prohibited assignment described in paragraphs (a) through (g) of Section 9.4). A Transferee who desires to make a further Assignment of his Beneficiary Interest shall be subject to the provisions of this Section 9.2 to the same extent and in the same manner as the prior assignor. No Assignment shall be deemed to constitute an Assignment of a Beneficiary's entire Beneficiary Interest unless the provisions of Section 9.3 are satisfied in full. The rights of a Transferee who does not become a Substitute Beneficiary shall be limited to the receipt of his share of Profits, Losses and Distributions, as determined under Article VIII. Transferees shall be recognized as Assignees monthly, as of the first day of the calendar month in which the notice of assignment and other required documentation are received and accepted by the Managing Trustee; provided, however, that if an Assignee makes a subsequent Assignment of his Beneficiary Interest in the same calendar month, he shall not be recognized as an Assignee with respect to such Beneficiary Interest for any purpose.

      9.3   Substitution.

      No Person shall have the right to become a Substitute Beneficiary in place of his assignor unless all of the following conditions are met:

      (a) the Beneficiary Interest was assigned in accordance with Sections 9.1 and 9.2;

      (b) the Managing Trustee shall consent in writing to such substitution (which consent may be withheld for any reason in the sole discretion of the Managing Trustee);

      (c) such Transferee executes an instrument reasonably satisfactory to the Managing Trustee accepting and adopting the terms and provisions of this Agreement; and

      (d) in the case of Assignments other than by operation of law, the assignor states his intention in writing to have his Transferee become a Substitute Beneficiary.

      If all of the conditions of Sections 9.2 and 9.3 shall have been met, the Transferee shall become a Substitute Beneficiary within 30 days after the Managing Trustee consents to the admission of the Substitute Beneficiary (the "Recording Date"). The records of the Trust and this Agreement shall be amended to reflect any such substitution on or prior to the Recording Date; provided, however, that the records of the Trust and this Agreement shall be amended at least once each calendar quarter to reflect the admission of Substitute Beneficiaries. Failure or refusal of the Managing Trustee to admit a Transferee as a Substitute Beneficiary shall in no way affect the right of such Transferee to receive Distributions and allocations of Profits or Losses to which his predecessor in interest would have been entitled in accordance with Article VIII.

      9.4   Prohibited Assignment.

      No Trust Beneficiary Interests may be assigned or otherwise transferred under the following circumstances unless the Managing Trustee shall give its express written consent:

      (a) to a minor or incompetent (unless a guardian, custodian, or conservator has been appointed to handle the affairs of such Person);

      (b) to any Person not permitted to be a transferee under applicable law, including, in particular but without limitation, applicable federal, state or foreign securities laws, which generally provide that, except in the case of a transfer by gift, inheritance, intrafamily transfer or family dissolution, each transferee of a Beneficiary Interest must acquire no fewer than the Minimum Investment Amount and must satisfy investor suitability standards similar to those which were applicable to the original Offering, and that each transferor must transfer the number of Interests equal to the Minimum Investment Amount;

      (c) to any assignee if such assignee would hold after such Assignment a fraction of an Interest;

      (d) to any Person if, in the opinion of Trust Counsel, such transfer would result in the termination under the Code of the Trust's taxable year or of its status as an entity taxable as a partnership;

      (e) to a Person who is a Foreign Beneficiary if, in the Managing Trustee's best judgment, such assignment or transfer would adversely affect the registration of any aircraft registered with the FAA or the documentation of any vessel documented under the laws of the United States;

      (f) to any Person if such transfer would cause the assets of the Trust to be considered plan assets under ERISA and the regulations thereunder; or

      (g) to any Person, if such Assignment, would cause the Trust to be treated as a publicly traded partnership for purposes of Section 7704 of the Code.

      Any such attempted Assignment without the express written consent of the Managing Trustee shall be void and shall not bind the Trust. In the case of a proposed Assignment which is prohibited solely under clause (d) above, however, the Trust shall be obligated to permit such Assignment to become effective if and when, in the opinion of Trust Counsel, such Assignment would no longer have either of the adverse consequences under the Code which are specified in that clause.

      9.5   Change of Status of Beneficiary.

      In the event that (i) the Managing Trustee determines that a Beneficiary or a Person for whom a Beneficiary is acting as nominee who has previously represented to the Trust that he is an Eligible Citizen is no longer an Eligible Citizen or (ii) the Beneficiary fails to certify his citizenship to the Managing Trustee at the time that he acquires his Interests, the Managing Trustee may require that the status of the Beneficiary be changed to that of a Non-Eligible Beneficiary. In the event that the number of Non-Eligible Beneficiaries exceeds 80% of the maximum number of non-eligible Persons permitted to be Trust Beneficiaries pursuant to applicable laws or regulations governing the registration of any Asset owned by the Trust, the Managing Trustee may, in its sole discretion, expend Trust assets to redeem the Interests of Non-Eligible Beneficiaries. Any such Interests redeemed shall be redeemed by the Trust at a price equal to (i) 80% of the Non-Eligible Beneficiary's original Capital Contribution as reduced by any amounts returned to the Non-Eligible Beneficiary as uninvested Capital Contributions pursuant to Section 8.4, minus (ii) all Distributions made to the Non-Eligible Beneficiary.

      9.6   Right to Tender Interests for Redemption.

      A Beneficiary shall have the right to tender Class A Interests for redemption by the Trust subject to all of the following conditions:

      (a) no Interests may be tendered within 24 months of Closing;

      (b) Interests may be tendered by Beneficiaries for redemption by the Trust only on a date selected by the Managing Trustee, in its sole discretion, on which Interests tendered for redemption may be redeemed (the "Redemption Date"), which shall be declared not more than once in each calendar year of the Trust;

      (c) the Beneficiary must tender all Interests owned if he tenders any Interests owned;

      (d) at least 120 days' prior written notice of the Redemption Date shall be provided to the Beneficiaries;

      (e) a redemption agreement fully executed by the Beneficiary on a form provided by the Trust and a redemption fee payable to the Trust, not to exceed $100, to cover the expenses incurred in connection therewith, must be received by the Trust at least 60 calendar days prior to the Redemption Date;

      (f) not more than 10% of the total interests in Trust capital or Profits, when aggregated with all other Trust Beneficiary Interests sold or otherwise disposed of (other than the Permitted Transfers defined in clauses (i) through (vi) of Section 9.4(g)), may be redeemed pursuant to Section 9.5 and Section 9.6 or otherwise sold or disposed of in any taxable year of the Trust;

      (g) the Trust must have sufficient cash, as determined in the sole discretion of the Managing Trustee, to redeem the Interests tendered; provided that the Trust may not redeem Interests in any fiscal quarter in which the Distribution paid in that quarter is less than 2.5% of Adjusted Investment;

      (h) Interests tendered shall be redeemed in the order in which completed redemption agreements and redemption fees, are received by the Trust;

      (i) the price at which Interests shall be redeemed by the Trust shall equal (i) 90% of a Beneficiary's original Capital Contribution as reduced by any amounts returned to the Beneficiary as uninvested Capital Contributions pursuant to Section 8.4, minus (ii) all Distributions made to the Beneficiary; and

      (j) redemption of the Interests shall not be in violation of any applicable legal requirements, shall not cause the Trust to be deemed an investment company pursuant to the provisions of the Investment Company Act of 1940, shall not cause the Assets of the Trust to be considered plan assets under ERISA and the regulations thereunder, and shall not subject the Trust to taxation as an association taxable as a corporation.

      In addition to the foregoing, the Trust shall have the right to purchase and redeem Interests at such times, in such amounts, in such manner and at such prices as the Managing Trustee may determine from time to time in its sole discretion; provided, however, that any such purchase and redemption shall not be in violation of any applicable legal requirements, shall not result in the termination under the Code of the Trust or of its status as an entity taxable as a partnership, shall not result in the Trust being treated as a publicly traded partnership, shall not cause the Trust to be deemed an "investment company" pursuant to the provisions of the Investment Company Act of 1940 and shall not cause the Assets of the Trust to be considered "plan assets" under ERISA and the regulations thereunder.

      9.7   Status of an Assigning Beneficiary.

      Any Beneficiary who shall assign all of his Interests shall cease to be a Beneficiary and shall no longer have any of the rights or privileges of a Beneficiary, except that unless and until a Substitute Beneficiary is admitted in his place such assigning Beneficiary shall retain any statutory rights of an assignor of a Beneficiary Interest under the Business Trust Act. Any Beneficiary who shall have his Interests redeemed by the Trust shall cease to be a Beneficiary, and no Person shall have any of the rights or privileges of a Beneficiary with respect to the Interests which were redeemed.

      9.8   Withdrawal of Special Beneficiary; Substitution.

      Subject to compliance with this Agreement, the Special Beneficiary may withdraw from the Trust by assigning or otherwise transferring its Special Beneficiary Interest upon the express written consent of the Managing Trustee. Once the Special Beneficiary shall assign all of its Special Beneficiary Interest, the Special Beneficiary shall cease to be a Trust Beneficiary and shall no longer have any of the rights or privileges of a Trust Beneficiary, except that unless and until a Substitute Special Beneficiary is admitted in its place such assigning Special Beneficiary shall retain any statutory rights of an assignor of a Special Beneficiary Interest under the Business Trust Act.

      The Special Beneficiary hereby covenants and agrees, in the event of the Resignation or Removal of the Managing Trustee pursuant to Section 4.8 or 11.3, to transfer to a Substitute Managing Trustee selected as provided in Section 4.8 or Section 4.12 or to the Trust, such portion, if any, of its Special Beneficiary Interest as the Substitute Managing Trustee or the Trust shall elect to purchase. The Substitute Managing Trustee shall become a substitute Special Beneficiary. Any such transfer will be made in consideration of the payment by the Substitute Managing Trustee or the Trust to the Special Beneficiary or its legal representatives, of 86.5% of the fair market value of such Interest. The fair market value of the Special Beneficiary's Interest shall be as determined by the parties to the transfer, or otherwise in accordance with

Section 11.3. The method of payment to the Special Beneficiary must be fair and must protect the solvency and liquidity of the Trust. In the event of the Resignation of the Managing Trustee, payment to the Special Beneficiary, if any, may be made by means of a non-interest-bearing unsecured promissory note with principal payable, if at all, from Distributions which the Special Beneficiary would have received but for its resignation. In the event of the Removal of the Managing Trustee, the Substitute Managing Trustee or the Trust shall make such payment to the Special Beneficiary by means of a promissory note bearing interest at a floating annual rate equal to the prime rate of interest announced by Fleet Bank of Massachusetts, N.A., maturing in not less than five years with equal installments of principal and interest payable each year. Any portion of such Special Beneficiary's Interest which is not required to be transferred as aforesaid may be retained by such Special Beneficiary or its estate or legal representatives as appropriate. The Special Beneficiary acknowledges and agrees that the payment of 86.5% of the fair market value of any portion of its Special Beneficiary Interest which has been transferred shall be full payment for such Special Beneficiary Interest. To the extent of such retained Special Beneficiary Interest, if any, such Special Beneficiary or its estate or legal representatives shall be treated as a Trust Beneficiary.

      Notwithstanding the foregoing, the resigned Special Beneficiary or its legal representatives shall be entitled to receive from the Trust (i) any positive balance in its Capital Account (as adjusted to the date of such resignation), provided, however, that in no event shall such amount exceed the fair market value of the Special Beneficiary's Interest, (ii) any amounts due and owing to it by the Trust less any amounts due and owing by it to the Trust. The right of the Special Beneficiary or its legal representatives to payment of said amounts shall be subject to any claim for damages which the Trust or any Trustee or any other Trust Beneficiary may have against such Special Beneficiary or its legal representatives if such resignation is in contravention of this Agreement.

                           ARTICLE X - FISCAL MATTERS

      10.1  Title to Property and Bank Accounts.

      Except to the extent that trustees, nominees or other agents are used as specified in Section 4.2(b)(viii), the Assets shall be held in the name of the Trust. The funds of the Trust shall be deposited in the name of the Trust in such bank account or accounts as shall be designated by the Managing Trustee, and withdrawals therefrom shall be made upon the signature of the Managing Trustee or such Person or Persons as shall be designated in writing by the Managing Trustee. The funds of the Trust shall not be commingled with those of any other Person or entity except that the use of a zero balance or clearing account shall not constitute a commingling of Trust funds; and the funds of the Trust and funds of other entities sponsored by the Advisor or its Affiliates may be held in an account or accounts established and maintained for the purpose of making computerized disbursements and/or short-term investments provided the Trust's funds are protected from claims of such other entities and creditors of such other entities.

      10.2  Maintenance of, and Access to, Basic Trust Documents.

      The Managing Trustee shall maintain at the Trust's principal office the following documents: (i) an alphabetical list of the names, addresses, and business telephone numbers of the Trust Beneficiaries along with the number of Interests held by each of them (the "Trust Beneficiary List"); (ii) a copy of the Certificate of Trust and all amendments thereto; (iii) copies of the Trust's federal, state and local income tax returns and reports, if any, for the three most recent years; and (iv) copies of this Agreement as then in effect and of any financial statements of the Trust for the three most recent years. Such documents and all other Trust records are subject to inspection and copying by any Trust Beneficiary or his designated representatives at the reasonable request, and at the expense of such Trust Beneficiary during ordinary business hours. The Trust Beneficiary List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the Trust Beneficiary List shall be mailed to any Beneficiary requesting the Trust Beneficiary List within ten days of the request. The copy of the Trust Beneficiary List shall be printed in alphabetical order, on white paper, and in readily readable type (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Trust. The purposes for which a Beneficiary may request a copy of the Trust Beneficiary List include, without limitation, matters relating to Beneficiaries' voting rights under this Agreement and the exercise of Beneficiaries' rights under federal proxy laws. If the Sponsor neglects or refuses to exhibit, produce or mail a copy of the Trust Beneficiary List as requested, the Sponsor shall be liable to any Beneficiary requesting the List for costs, including attorney's fees, incurred by that Beneficiary for compelling the production of the Trust Beneficiary List, and for actual damages suffered by any Beneficiary by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Trust Beneficiary List is to secure such list of Beneficiaries or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Beneficiary relative to the affairs of the Trust. The Sponsor may require the Beneficiary requesting the Trust Beneficiary List to represent that the list is not requested for a commercial purpose unrelated to the Beneficiary's interest in the Trust. The remedies provided hereunder to Beneficiaries requesting copies of the Trust Beneficiary List are in addition to, and shall not in any way limit, other remedies available to Beneficiaries under federal law, or the laws of any state. Except to the extent requested by any Trust Beneficiary, the Managing Trustee shall have no obligation to deliver or mail a copy of the Certificate of Trust or any amendment thereto to the Trust Beneficiaries. Each Trust Beneficiary shall also have the right to obtain from the Managing Trustee from time to time upon reasonable demand: (i) true and full information regarding the status of the business and financial condition of the Trust; (ii) promptly after becoming available, a copy of the Trust's federal, state and local income tax returns for each year; and (iii) such other information regarding the affairs of the Trust as may reasonably be produced by the Trust.

      10.3  Financial Books and Accounting.

      The Managing Trustee shall keep or cause to be kept complete and accurate financial books with respect to the Trust's business. Except to the extent otherwise required by the accounting methods adopted by the Trust for federal income tax purposes, such books shall be kept on an accrual basis. Profits and Losses shall be determined for each fiscal year in accordance with Article VIII. Except as otherwise provided herein, whenever a proportionate part of Profits or Losses is credited or charged to a Trust Beneficiary's Capital Account, every item of income, gain, loss or deduction entering into the computation of such Profits or Losses shall be considered either credited or charged, as the case may be, and every item of credit or tax preference related to such Profits or Losses and applicable to the period during which such Profits or Losses were realized shall be allocated to such Capital Account in the same proportion.

      10.4  Trust Expenses.

      No reimbursement shall be permitted to the Managing Trustee or any of its Affiliates for services for which the Managing Trustee or any such Affiliate is entitled to compensation by way of a separate fee.

      (a) Organizational and Offering Expenses. The Trust shall reimburse the Managing Trustee and any Affiliate thereof for Organizational and Offering Expenses incurred by the Managing Trustee and its Affiliates with respect to the Class A Offering provided that in no event shall the amount of Organizational and Offering Expenses paid directly or indirectly by the four AFG Investment Trusts exceed 2.5% of Gross Class A Proceeds in all four AFG Investment Trusts. Such expenses shall be allocated among the six AFG Investment Trusts based on the number of Interests sold in each such Trust as compared to the total Interests sold in all four AFG Investment Trusts, without regard to the actual expenses incurred by each Trust. However, the Trust shall not pay Organizational and Offering Expenses in an amount in excess of 2.5% of the Gross Class A Proceeds. For purposes hereof, "Organizational and Offering Expenses" shall mean
(i) those expenses (including the non-accountable expense allowance payable to the Dealer-Manager) incurred in connection with, and in preparing the Trust for, qualification under federal and state securities laws and subsequently offering and distributing the Interests to the public, except for sales commissions paid by the Trust in connection with the offering of Interests, (ii) expenses for salaries and direct expenses of officers, directors and members of the executive committee of any Affiliate of the Managing Trustee while engaged in registering and marketing the Interests, and (iii) any due diligence expenses attributable to the Offering. The Managing Trustee or its Affiliates will bear all Sales and Distribution Expenses in excess of nine and one-half percent (9.5%) of Gross Proceeds without recourse to or reimbursement from the Trust.

      (b) Other Reimbursable Costs. Except for Organizational and Offering Expenses for the Class A Offering and with respect to organizational and offering expenses with respect to the Class B Offering provided for in Section 5.1(e) and Section 8.2(e), the Trust shall not reimburse the Managing Trustee or its Affiliates except for (i) the actual cost to the Managing Trustee or its Affiliates of goods and materials used for or by the Trust and obtained from Persons unaffiliated with the Managing Trustee and its Affiliates provided that such goods or materials are necessary to the prudent operation of the Trust and that the actual cost thereof includes only the price of goods and materials paid to independent third parties and direct costs incurred by the Managing Trustee or Affiliates in the transaction excluding general or administrative overhead and costs of personnel who are Controlling Persons of the Managing Trustee or its Affiliates and (ii) Acquisition Expenses, including but not limited to expenses related to the purchase, operation and financing of Assets. In no event, however, shall the Trust reimburse the Managing Trustee or its Affiliates for rent, depreciation, utilities, capital equipment and other administrative items. The Trust's annual report to the Beneficiaries will include a schedule itemizing costs reimbursed to the Managing Trustee and its Affiliates.

      (c) Other Trust Expenses. Subject to the provisions of Sections 10.4(a) and (b), the Trust shall pay all expenses of the Trust (which expenses shall be billed directly to the Trust) which are necessary or appropriate for the prudent operation of the Trust and which may include but are not limited to: (i) all costs of personnel providing administrative services (excluding rent or depreciation, utilities, capital equipment, and other administrative items) employed full or part-time by the Trust and involved in the business of the Trust and allocated pro rata to their services performed on behalf of the Trust, and such personnel may include Persons who may also be officers or employees of the Managing Trustee or its Affiliates (other than Controlling Persons of the Managing Trustee or its Affiliates); (ii) all costs of borrowed money, taxes and assessments on Assets and other taxes applicable to the Trust; (iii) legal, audit, accounting, brokerage, and other fees; (iv) printing, engraving, and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration, and recording of documents evidencing ownership of an interest in the Trust or in connection with the business of the Trust; (v) fees and expenses paid to bankers, brokers, and services, consultants and other equipment management personnel, insurance brokers and other agents; (vi) expenses in connection with the disposition, replacement, alteration, repair, leasing, re-leasing, financing, and operation of Assets (including the costs and expenses of insurance premiums and of maintenance of such Assets); (vii) expenses of organizing, revising, amending, converting, modifying or terminating the Trust; (viii) expenses in connection with distributions made by the Trust to, and communications and bookkeeping and clerical work necessary in maintaining relations with, its Beneficiaries, including the costs of printing and mailing to such Persons evidences of ownership of Interests and reports of meetings of the Trust, and of preparation of proxy statements and solicitations of proxies in connection therewith; (ix) expenses in connection with preparing and mailing reports required to be furnished to Beneficiaries for investor tax reporting or other purposes, and reports which the Managing Trustee deems to be in the best interests of the Trust to furnish to the Beneficiaries; (x) any accounting, computer, statistical or bookkeeping costs necessary for the maintenance of the books and records of the Trust; and (xi) the cost of preparation and dissemination of informational material and documentation relating to potential sale, refinancing or other disposition of Assets. Reimbursement to the Managing Trustee or its Affiliates of the cost of services rendered to the Trust shall be limited to the lesser of the costs of those services or a rate equivalent to ninety percent (90%) of the rate which would be charged by an unaffiliated party to perform such services. As part of their annual audit of the Managing Trustee and its Affiliates, the Managing Trustee shall cause the Accountants to verify the allocation of costs of the Managing Trustee and its Affiliates to the Trust. The additional cost of the Accountants' verification of this reimbursement for services shall not be paid by the Trust unless the aggregate sum of the cost of the services and the cost of the Accountants' verification do not exceed ninety percent (90%) of the rate which would be charged by an unaffiliated party to perform the services performed by the Managing Trustee and its Affiliates.

      (d) Other Limitations. Other than as specifically described above in this
Section 10.4 and in Section 4.6 and Article V, the Trust shall not pay the Managing Trustee for any other items, including rent, travel expenses or salaries of the Managing Trustee or its Affiliates or Controlling Persons of the Managing Trustee or its Affiliates, generally considered to be the Managing Trustee's overhead and expenses. The Managing Trustee and its Affiliates will not be compensated for services provided to the Trust unless such parties or their predecessors were engaged in rendering those services as an ongoing business for Persons other than the Trust. The Managing Trustee shall not provide services to the Trust other than as provided in, or permitted by, this Agreement.

      10.5  Fiscal Year.

      Except as may otherwise be determined from time to time by the Managing Trustee, the Trust's fiscal year for federal income tax and financial reporting purposes shall end on December 31 of each year.

      10.6  Reports and Accounting Decisions.

      (a)   Reports to Beneficiaries.

            (i) Quarterly Reports. Within 60 days after the end of each of the first three quarters of each fiscal year, the Managing Trustee shall send to each Person who was a Beneficiary on the last day of the quarter then ended (1) a condensed balance sheet, (2) statements of cash flows and operations including a description of any material events with respect to the Trust's revenues, assets, liabilities, expenses, contractual obligations or contingent liabilities, (3) a statement describing (A) any new agreement, contract or arrangement required to be reported by any section hereof and (B) the amount of all fees and other compensation and distributions paid by the Trust for such quarter to the Managing Trustee or any Affiliate of the Managing Trustee and a description of the services rendered or to be rendered by the Managing Trustee or such Affiliate for such fees and compensation (which requirement may not be circumvented by lump-sum payments to entities which disburse funds to others), (4) until the Capital Contributions derived from the Offering shall be fully invested except for reserves, a special report of Asset acquisitions including (A) a general description of Asset purchased, (B) a description of the Lease arrangements made with respect thereto and identification of the Lessee, (C) the actual purchase price, (D) the amount of cash expended from Capital Contributions to acquire such Asset, and (E) the amount of Capital Contributions which then remains unexpended, if any, stated in terms of both dollar amounts and percentage of the total amount of Capital Contributions, and (5) other pertinent material regarding the activities of the Trust during such fiscal quarter. Distribution to the Beneficiaries of the financial information contained in the Trust's quarterly report on Form 10-Q under the Securities Exchange Act of 1934 will satisfy the financial statement distribution requirements contained herein. No such statement or reports need be audited.

            (ii) Annual Reports. Within 120 days after the end of each fiscal year, the Managing Trustee shall send to each Person who was a Beneficiary on the last day of the fiscal year then ended a report in narrative form summarizing the status of the Trust's investments and containing (1) a balance sheet as of the end of such fiscal year and statements of operations, Beneficiaries' equity and cash flows for such fiscal year, all of which shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report (containing an opinion of the Accountants), (2) a report (which need not be audited) summarizing the fees and other remuneration paid by the Trust for such fiscal year to the Managing Trustee or any Affiliate of the Managing Trustee or to the Delaware Trustee and a statement describing any new agreement, contract or arrangement required to be reported by any section hereof, and (3) a statement (which need not be audited) showing the Distributable Cash From Operations and Distributable Cash From Sales or Refinancings distributed per Interest to the Beneficiaries during such fiscal year. Such report shall separately identify (to the extent then applicable) Distributions from (a) Cash From Operations during the period, (b) Cash From Operations during a prior period which had been held in the Reserve Account, (c) Cash From Sales or Refinancings during the period, (d) Cash From Sales or Refinancings during a prior period which had been held in the Reserve Account, and (e) Reserve Account amounts from Gross Proceeds. Until the Capital Contributions of the Trust derived from the Offering shall be fully invested except for reserves, the annual report shall also contain a special report of Asset acquisitions containing the information specified above for quarterly reports. If any Asset acquired by the Trust individually represents at least 10% of the Trust's total Investment in Assets, the Managing Trustee shall include a status report as part of the annual report, which status report shall indicate: (1) the condition of the Asset, (2) how the Asset is being utilized as of the end of the year,
      (3) the remaining term of the Lease, (4) the projected use of the Asset for the next year, and (5) such other information relevant to the value or utilization of the Asset as the Managing Trustee deems appropriate. Distribution to the Beneficiaries of the financial information contained in the Trust's annual report on Form 10-K under the Securities Exchange Act of 1934 will satisfy the financial statement distribution requirements contained herein.

      The Managing Trustee shall cause the Accountants, as part of their annual audit of the Managing Trustee and its Affiliates, to issue to the Trust a special report prepared in accordance with the standards of the American Institute of Certified Public Accountants on the allocation of costs incurred by the Managing Trustee and its Affiliates and reimbursed to them by the Trust. In preparing this special report, the Accountants shall, at a minimum, review (1) the time records of individual employees, the costs of whose services were reimbursed by the Trust, and (2) the specific nature of the work performed by such employees.

      Each annual report will also include the fair market value of the Interests at the end of the preceding fiscal year. For each of the first two years after Closing, the Managing Trustee will value the Interests at the public offering price. Thereafter, the Managing Trustee will secure each year an independent appraisal of the fair market value of the Trust's assets as of the next annual valuation date and will prepare a per Interest valuation. The Managing Trustee will seek to provide such annual valuation to trustees and custodians of IRAs no later than January 15 of each year, based on valuation information as of the preceding October 31, updated for any material changes occurring between October 31 and December 31 of the preceding year. Qualified Plans will be furnished such annual valuation within 75 days after the close of the Trust's fiscal year. The Managing Trustee will revise the valuation procedures described above to conform to any relevant guidelines issued by the Department of Labor or the Service.

      (b)   Tax Returns and Tax Information.

      The Managing Trustee shall:

            (i) prepare or cause the Accountants to prepare the tax returns (federal, state and local, if any) of the Trust for each fiscal year within 75 days after the end of each calendar year in which such fiscal year was completed; and

            (ii) deliver to each Person who was a Beneficiary during a calendar year within 75 days after the end of such calendar year the information necessary to prepare his federal income tax return for the calendar year during which such fiscal year was completed, including information regarding unrelated business taxable income for the use of tax-exempt Beneficiaries.

      (c) Accounting Decisions. All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the Managing Trustee in accordance with the accounting methods adopted by the Trust for federal income tax purposes or otherwise in accordance with generally accepted accounting principles and procedures applied in a consistent manner. The Managing Trustee may rely upon the advice of the Accountants as to whether such decisions are in accordance with the methods adopted by the Trust for federal income tax purposes or generally accepted accounting principles.

      (d) Reports to Appropriate State Authorities. The Managing Trustee shall prepare and file with appropriate state authorities all reports required to be so filed by state securities or Blue Sky authorities.

      (e) General. No cause of action shall accrue to any Beneficiary if the Managing Trustee shall have acted in good faith in attempting to satisfy the requirements of this Section 10.6, and the Managing Trustee's actions or inactions did not constitute negligence, misconduct or material breach of fiduciary duty so as to subject the Managing Trustee to liability under Section 4.6.

      10.7  Partnership Classification; Federal Tax Elections.

      (a) Partnership Classification. The Trust is intended to be classified as a partnership under the Code and the regulations thereunder and in accordance with the tax laws of the State and other jurisdictions in a manner consistent with such objective.

      (b) Federal Tax Elections. The Trust, in the sole discretion of the Managing Trustee, may make elections for federal tax purposes as follows:

            (i) in case of transfer of all or part of the Interest of the Managing Trustee, the Special Beneficiary or any Beneficiary, the Trust, in the absolute discretion of the Managing Trustee, may elect pursuant to
      Section 754 of the Code (or corresponding provisions of future law) and pursuant to similar provisions of applicable state or local income tax laws, to adjust the basis of the assets of the Trust and in such event, any basis adjustment attributable to such election shall be allocated solely to the transferee; and

            (ii) all other elections, including but not limited to the adoption of accelerated or straight-line depreciation cost recovery methods, required or permitted to be made by the Trust under the Code shall be made by the Managing Trustee in such manner as will, in the opinion of the Managing Trustee, be in the best interest of the Trust. (In reaching such opinion the Managing Trustee shall not be required to poll or survey the Beneficiaries.) The Trust shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amounts incurred by it for state and local taxes, interest and other charges which may, in accordance with applicable law and regulations, be considered as expenses.

           ARTICLE XI - MEETINGS AND VOTING RIGHTS OF BENEFICIARIES

      11.1 Meetings.

      (a) Meetings of the Beneficiaries for any purpose may be called by the Managing Trustee and shall be called by the Managing Trustee upon receipt of a request in writing signed by Beneficiaries owning

10% or more of the Interests in the aggregate held by all Beneficiaries as of the date of such written request. Notice of any such meeting shall be sent in accordance with the requirements of Section 11.1(b) within ten days after receipt of such request. Such request shall state the purpose of the proposed meeting and the matters proposed to be acted upon at the meeting. Such meeting shall be held at the principal office of the Trust or at such other place as may be designated by the Managing Trustee or, if called upon the request of Beneficiaries, as designated by such Beneficiaries. In addition, the Managing Trustee may submit, and upon request in writing signed by 10% or more in interest of the Beneficiaries, shall submit, any matter upon which the Beneficiaries are entitled to act to the Beneficiaries for a vote by written Consent without a meeting.

      (b) The Managing Trustee shall provide, within 10 days of receipt of such request, written notice personally or by certified mail of such meeting to be held not less than 15 days nor more than 60 days after the distribution of such notice, to each Beneficiary at his record address, or at such other address which he may have furnished in writing to the Managing Trustee; provided, however, that any notice of any meeting at which a vote will be taken to (i) amend this Agreement, (ii) dissolve the Trust, (iii) remove any Managing Trustee and elect a new Managing Trustee, or (iv) approve or disapprove the sale of all or substantially all the assets of the Trust, or any notice of any meeting to be held pursuant to a written request signed by 10% or more in interest of the Beneficiaries, shall be given by certified mail. Such notice shall be in writing, and shall state the place, date, and hour of the meeting, and shall indicate that it is being issued at or by the direction of the Managing Trustee or Beneficiary calling the meeting. The notice shall state the purpose of the meeting. If a meeting is adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. The presence in person or by proxy of a Majority in Interest of the Beneficiaries shall constitute a quorum at all meetings of the Beneficiaries; provided, however, that if there be no such quorum, holders of a Majority in Interest of such Beneficiary Interests so present or so represented may adjourn the meeting from time to time without further notice, until a quorum shall have been obtained. No notice of the time, place or purpose of any meeting of Beneficiaries need be given to any Beneficiary who attends in person or is represented by proxy (except when a Beneficiary attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened), or to any Beneficiary otherwise entitled to such notice who, in writing, has executed and filed with the records of the meeting, either before or after the time thereof, waiver of such notice.

      (c) For the purpose of determining the Beneficiaries entitled to vote on any matter on which a vote is to be taken or to vote at any meeting of the Trust or any adjournment thereof pursuant to this Article XI, the Trustees or the Beneficiaries requesting such meeting may fix, in advance, a date as the record date (the "Record Date") for any such determination. Such date shall not be more than 50 days nor less than 20 days before any such meeting.

      (d) Each Beneficiary may authorize any Person or Persons to act for him by proxy in all matters in which a Beneficiary is entitled to participate, whether by waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Beneficiary or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Beneficiary executing it.

      (e) At each meeting of Beneficiaries, the Beneficiaries present or represented by proxy may adopt such rules for the conduct of such meeting as they shall deem appropriate, provided that such rules shall not be inconsistent with the provisions of this Agreement.

      11.2  Voting Procedures; Voting Rights of Beneficiaries.

      (a) A Majority in Interest of the Beneficiaries, without the concurrence of the Trustees, may (i) amend this Agreement, subject to the provisions of
Article XII and to the conditions that such amendment (A) may not cause the Beneficiaries to lose the limited liability accorded them by the Business Trust Act and (B) may not, without the specific written consent of the Managing Trustee (which may not be unreasonably withheld), add to the duties or diminish the rights of the Managing Trustee or its Affiliates as set forth herein or reduce the compensation to which the Managing Trustee and its Affiliates are entitled for services to be provided hereunder, (ii) terminate the Trust, (iii) remove the Managing Trustee and elect a replacement therefor, (iv) approve or disapprove the sale of all or substantially all of the Assets of the Trust in a single sale or in multiple sales in the same 12-month period, except in the orderly liquidation and winding up of the business of the Trust upon its termination and dissolution.

      (b) A Beneficiary shall be entitled to cast one vote for each Interest that he owns. Only the votes of Beneficiaries of record on the Record Date, whether at a meeting or otherwise, shall be counted. The Managing Trustee and its Affiliates shall be entitled to vote with respect to any Interests which they own; provided that the Managing Trustee and its Affiliates may not vote their Interests with respect to the compensation or the withdrawal or removal of the Managing Trustee pursuant to this Agreement or regarding any transaction between the Trust and the Managing Trustee or its Affiliates.

      11.3  Valuation of Interests of the Managing Trustee.

      In the event of removal of the Managing Trustee pursuant to Section 11.2, its Interest shall be appraised by two independent appraisers, one selected by the removed Managing Trustee and one by the Beneficiaries. In the event that such two appraisers are unable to agree on the value of the removed Managing Trustee's Interest within 90 days, they shall within 20 days thereafter jointly appoint a third independent appraiser whose determination shall be final and binding; provided, however, that if the two appraisers are unable to agree within such 20 days on a third appraiser, the third appraiser shall be selected by the American Arbitration Association. If either the removed Managing Trustee or the Beneficiaries fails to appoint an appraiser, the value of the removed Managing Trustee's Interest shall be determined by arbitration in accordance with the then applicable rules of the American Arbitration Association. The costs of appraisal shall be borne equally between the Trust and the removed Managing Trustee. The Trust may elect to pay the removed Managing Trustee for the value of its Interest as so determined by delivery of a promissory note bearing interest at a floating annual rate equal to the prime rate of interest announced by Fleet Bank of Massachusetts, N.A., maturing in not less than five years with equal installments of interest and principal payable annually.

                            ARTICLE XII - AMENDMENTS

      12.1  Certain Amendments Requiring Majority Consent.

      The Managing Trustee shall not amend this Agreement without Majority Consent in order to (i) Resign as Managing Trustee, (ii) appoint a new Managing Trustee, (iii) sell all or substantially all of the Assets of the Trust in a single sale or multiple sales in the same 12-month period, except in the ordinary liquidation and winding up of the Trust upon its termination and dissolution or (iv) permit the taking of any of the actions described in Section
7.8. The Managing Trustee may not amend this Agreement to change the voting rights of the Beneficiaries without Majority Consent, unless the Business Trust Act requires the change or such a change is necessary to preserve the status of the Trust as an entity taxable as a partnership for federal tax purposes or to conform to any operative legal precedent providing that trust beneficiaries will be entitled to limited liability for the purposes of the Business Trust Act. A written consent may not be withdrawn or voided once it is filed with the Managing Trustee.

      12.2  Other Amendments.

      In addition to any amendments otherwise authorized herein, this Agreement may be amended from time to time by the Managing Trustee without the Consent of any Trust Beneficiary: (i) to add to the representations, duties or obligations of the Managing Trustee or surrender any right or power granted to the Managing Trustee herein, for the benefit of the Trust Beneficiaries; (ii) to correct any mistake, omission or inconsistency or cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions for the benefit of the Trust Beneficiaries with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; (iii) to preserve the status of the Trust as an entity taxable as a partnership for federal income tax purposes, including amendments to prevent the Trust from being treated as a publicly traded partnership; (iv) to delete or add any provision of this Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission or other federal agency, the National Association of Securities Dealers, Inc., or by a state Blue Sky commission or other state agency or any judicial authority or similar such official, (v) to permit the Interests to fall within any exemption from the definition of plan assets contained in Section 2510.3-101 of Title 29 of the Code of Federal Regulations; (vi) to effect an amendment to this Agreement as (a) contemplated under Section 4.2(a)(viii), Section 4.2(a)(x) or 8.5(b) or (b) necessary in order to effect the provisions of Section 9.5; (vii) to make any other amendments which do not adversely affect the rights of the Trust Beneficiaries; and (viii) to authorize the Trust to issue an additional class of Interests (or other securities), with any designations, preferences and relative, participating, optional and other special rights, including special voting rights, as shall be fixed by the Managing Trustee.

                        ARTICLE XIII - POWER OF ATTORNEY

      13.1 Appointment.

      Each of the Beneficiaries (through acceptance of their Interests) agrees to be bound by this Agreement and hereby makes, constitutes and appoints the Managing Trustee, the president and each vice president of the Managing Trustee, and each Person who shall thereafter become an additional or Substitute Managing Trustee during the term of the Trust and any continuation of the Trust pursuant to Section 4.12 and Article XI, with full power of substitution, the true and lawful attorney-in-fact of, to act in the name, place and stead of such Beneficiary, with the power from time to time to execute, acknowledge, make, verify, swear to, certify, deliver, record, file and/or publish:

      (a) this Agreement under the laws of the State or any other jurisdiction, any subsequent amendment to this Agreement, the Certificate of Trust and any amendments thereto or restatement thereof;

      (b) any other document required to reflect any action of the Managing Trustee or Beneficiaries duly taken in the manner provided for in this Agreement, whether or not the Beneficiary voted in favor of or otherwise Consented to such action;

      (c) any other application, certificate, affidavit, instrument and document as may be required or appropriate in connection with documentation and registration of Assets with the FAA and any other governmental authority having jurisdiction;

      (d) any other instrument, certificate or document which may be required by any regulatory agency, laws of the United States, any state or any other jurisdiction in which the Trust is doing or intends to do business or which the Managing Trustee deems advisable to file or record, provided such instrument, certificate or document is not inconsistent with the terms of this Agreement as then in effect;

      (e) any certificate of dissolution or cancellation of the Certificate of Trust that may be necessary upon the termination of the Trust;

      (f) any instrument or papers required to continue or terminate the business of the Trust pursuant to Sections 4.12 and 1.6;

      (g)   any amendment to this Agreement permitted hereunder; and

      (h) any and all instruments which the Managing Trustee deems appropriate to reflect a change or modification of the Trust in accordance with the terms of this Agreement.

      13.2  Amendments to Agreement.

      The terms of this Agreement permit certain amendments of this Agreement to be effected and certain other actions to be taken or omitted by, or with respect to, the Trust, in each case with the approval of less than all the Beneficiaries if a specified percentage of the Beneficiaries shall have voted in favor of, or otherwise Consented to, such action. This power of attorney shall permit the Managing Trustee and the Trust to act on behalf of the Beneficiary, in accordance with the terms of this Agreement, whether or not the Beneficiary shall have Consented to such action, in order to effect the orderly administration of the Trust's affairs.

      13.3  Power Coupled With an Interest.

      The foregoing grant of authority:

      (a) is a special power of attorney coupled with an interest in favor of such attorneys-in-fact and as such shall be irrevocable and shall survive the death, incapacity, insolvency, dissolution or termination of each Beneficiary;

      (b) may be exercised for each Beneficiary by a signature of any one of such attorneys-in-fact or by listing the names of all of the Beneficiaries, including such Beneficiary, and executing any instrument with a single signature of any one of such attorneys-in-fact acting as attorney-in-fact for all of them; and

      (c) shall survive the Assignment by any Beneficiary of the whole or any portion of his Beneficiary Interest, as applicable, except that, where the assignee of the whole thereof has furnished a power of attorney and has been approved by the Managing Trustee for admission to the Trust as a Substitute Beneficiary this power of attorney shall survive such Assignment with respect to the assignor for the sole purpose of enabling such attorneys-in-fact to execute, acknowledge and file any instrument necessary to effect such substitution and shall thereafter terminate with respect to any Beneficiary who assigns all of his Beneficiary Interest.

      13.4  Power of Attorney by Substitute Beneficiaries.

      A similar power of attorney shall be one of the instruments which the Managing Trustee shall require an assignee of a Beneficiary to execute as a condition to the admission of such assignee as a Substitute Beneficiary.

                        ARTICLE XIV - GENERAL PROVISIONS

      14.1  Notices, Approvals and Consents.

      All notices, approvals, Consents or other communications hereunder shall be in writing and signed by the party giving the same, and shall be deemed to have been given when the same are (a) deposited in the United States mail and sent by first class mail (or certified if so required under Section 11.1(b)), postage prepaid, or (b) delivered in hand. In each case, said mailing or delivering shall be made to the parties at the addresses set forth below or at such other addresses as such parties may designate by notice to the Trust:

      (a) If to the Trust or the Managing Trustee, at the principal office of the Trust;

      (b) If to the Delaware Trustee at its principal office in the State as set forth in the records of the Trust and in Schedule A;

      (c) If to any other Trustee at its principal office as set forth in the records of the Trust;

      (d) If to the Special Beneficiary, at its principal office as set forth in the records of the Trust; and

      (e) If to a Beneficiary, at the address set forth in the records of the Trust (as provided to the Trust by such Beneficiary), or to such other address as may be designated by notice from such Beneficiary given in the manner hereby specified.

      14.2  Further Assurances.

      The Trustees and Trust Beneficiaries will execute, acknowledge and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

      14.3  Captions.

      Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of the provisions thereof.

      14.4  Binding Effect.

      Except to the extent required under the Business Trust Act, as provided in
Section 4.1(d) with respect to the Managing Trustee, and for fees, rights to reimbursement, and other compensation provided as such, none of the provisions of this Agreement shall be for the benefit of or be enforceable by any creditor of the Trust.

      14.5  Separability.

      If one or more of the provisions of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby, and such remaining provisions shall be interpreted consistently with the omission of such invalid, illegal or unenforceable provisions.

      14.6  Integration.

      This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith which conflict with the express terms of this Agreement. No covenant, representation or condition not expressed in this Agreement shall affect or be effective to interpret, change or restrict the express provisions of this Agreement.

      14.7  Applicable Law.

      This Agreement shall be construed and enforced in accordance with and governed by the laws of the State.

      14.8  Counterparts.

      This Agreement may be signed by each party hereto upon a separate copy, and all counterparts so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all parties are not signatory to the original or same counterpart.

      14.9  Creditors.

      No creditor who makes a non-recourse loan to the Trust shall have or acquire at any time, as a result of making such loan, any direct or indirect interest in the profits, capital or property of the Trust other than as a secured creditor.

      14.10 Interpretation.

      Unless the context in which words are used in this Agreement otherwise indicates that such is the intent, words in the singular shall include the plural and in the masculine shall include the feminine and neuter and vice versa.

      14.11 Arbitration; Venue.

      This Agreement does not impose mandatory arbitration or venue in connection with the settlement of disputes involving any Beneficiary; provided, however, that this provision shall not affect or supersede any other agreement which does provide for mandatory arbitration or venue, including any agreement between any Beneficiary and any Soliciting Dealer.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Second Amended and Restated Declaration of Trust as of July 15, 1997.


MANAGING TRUSTEE                        BENEFICIARIES
----------------                        -------------


AFG ASIT CORPORATION                    Each Person named as a Beneficiary on
                                        Schedule A attached hereto

                                        By:   AFG ASIT Corporation as
                                              Attorney-in-Fact for each such
                                              Person


By:__________________________________   By:_______________________________
     Authorized Officer                      Authorized Officer

DELAWARE TRUSTEE
----------------

WILMINGTON TRUST COMPANY


By:___________________________________
     Authorized Officer

SPECIAL BENEFICIARY
-------------------

EQUIS FINANCIAL GROUP


By:____________________________________
     Authorized Officer

                                   SCHEDULE A
       NAMES, BUSINESS ADDRESSES AND CAPITAL CONTRIBUTIONS OF TRUSTEES AND
                                  BENEFICIARIES

I.    Managing Trustee

      AFG ASIT Corporation                      $1,000
      98 North Washington Street
      Boston, MA 02114

II.   Delaware Trustee

      Wilmington Trust Company                  N/A
      Rodney Square North
      Wilmington, DE 19890

III.  Special Beneficiary

      Equis Financial Group                     $1,000
      98 North Washington Street
      Boston, MA 02114
      Class A and Class B

IV.   Class A and B Beneficiaries

      (attached hereto
      as Exhibit A)